Preliminary Copies

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CPI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Preliminary Copies

PRELIMINARY PROXY MATERIALS

NOTICE OF ANNUAL STOCKHOLDERS’ MEETING

TO CPI CORP. STOCKHOLDERS:

The Annual Meeting of the Stockholders of CPI Corp. (the “Company”) will be held at 9:00 a.m. (Central Daylight Time), Wednesday, July 8, 2009, at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri 63103-1717. The items of business to be acted upon at this meeting are as follows:

1.	Election of a Board of Directors for the ensuing year;
2.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 6, 2010; and
3.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has specified May 9, 2009, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting.

The Proxy Statement for the Annual Meeting is set forth on the following pages.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 8, 2009. The proxy statement is available by first clicking “INVESTOR” and then “SEC Filings” on the CPI Corp. website at www.cpicorp.com. You may obtain directions to the Annual Meeting by written or telephonic request directed to our Corporate Secretary, CPI Corp., 1706 Washington Avenue, St. Louis, Missouri 63103-1717 or by telephone at (314) 231-1575.

WE URGE YOU TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, THEREBY CANCELING THE PROXY.

Your vote is extremely important. If you have any questions or require any assistance with voting your shares, please contact the Board of Directors’ proxy solicitor:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect) or Toll Free (800) 322-2885

By Order of the Board of Directors

JANE E. NELSON

Secretary and General Counsel

Dated: ______, 2009

Table of Contents
Questions and Answers	ii

Stockholders Entitled to Vote	1

Quorum	1

How to Vote; Submitting Your Proxy; Revoking Your Proxy	1

Stockholder Proposals for 2010 Annual Meeting	3

Election of Directors (Proposal 1)	3

Executive Officers	6

Security Ownership of Certain Beneficial Owners	7

Security Ownership of Management	8

Section 16(a) Beneficial Ownership Reporting Compliance	9

Corporate Governance	9

Board and Committee Meetings	10

Compensation Committee Interlocks and Insider Participation	12

Compensation Discussion and Analysis	12

Compensation Committee Report	17

Summary Compensation Table	18

Grants of Plan-Based Awards in Fiscal Year 2008	20

Outstanding Equity Awards at 2008 Fiscal Year-End	21

Stock Vested in Fiscal Year 2008	22

Pension Benefits	22

Potential Payments Upon Termination	24

Director Compensation in Fiscal Year 2008	26

Audit Committee Report	28

Fees Paid to Independent Registered Public Accounting Firm	29

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 2)	30

Other Information	30

i

QUESTIONS AND ANSWERS

1.	Why am I receiving these materials?

Our Board of Directors (the “Board”) is providing these proxy materials (including the WHITE proxy card) to you in connection with our annual meeting of stockholders, which will take place on Wednesday, July 8, 2009 (the “Annual Meeting”). As a stockholder, you are invited to attend our Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

2.	What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers and other required information.

3.	How may I obtain a copy of CPI’s Annual Report on Form 10-K and other financial information?

A copy of our 2008 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended February 7, 2009, is being mailed to stockholders entitled to vote at the Annual Meeting. Our 2008 Annual Report is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material. Our Annual Report on Form 10-K for the Company’s fiscal year ended February 7, 2009 and other filings with the Securities and Exchange Commission (“SEC”) can be found on our website at www.cpicorp.com by first clicking “INVESTOR” and then “SEC Filings.”

4.	Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on May 9, 2009 are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 7,005,301 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

5.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	Election of directors to serve for the next year and until their successors are elected and qualified; and

•	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 6, 2010.

We will also consider any other business that properly comes before the Annual Meeting. See question 15, “Could other matters be decided at the Annual Meeting?” below.

6.	How does the Board recommend I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board listed in this Proxy Statement; and

•	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 6, 2010.

Unless you give instructions on your WHITE proxy card, the persons named as proxy holders on the WHITE proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s full recommendation is set forth in the description of each item in this Proxy Statement. With respect to any other matter that properly comes before the meeting, David Meyer and James Abel, the persons named on your proxy card, will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

7.	What are the voting requirements to elect the directors and to approve the other proposal discussed in this Proxy Statement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares entitled to vote at the meeting is represented by votes present at the meeting in person or by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the director nominees and on any other proposals. A decision of a majority of those shares represented in person or by proxy and voting at the meeting will result in the election of a director or the passing of the other proposals. Therefore, for the purpose of the vote on these proposals, abstentions will have the effect of a no vote and broker non-votes will have no effect on the outcome of these proposals.

8.	How do I vote?

You may vote by completing and returning a proxy or in person by attending the meeting as described below.

By mail:

To vote your proxy by mail, be sure to complete, sign and date the WHITE proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed WHITE proxy card but do not indicate your voting preferences, the persons named on the WHITE proxy card will vote the shares represented by that proxy as recommended by the Board.

In person at the Annual Meeting:

All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you hold your shares in “street name” or otherwise have beneficial but not record ownership of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the meeting. Because of Ramius Group’s proxy solicitation described below in Proposal 1, our confidential-voting policy will not apply this year unless Ramius Group withdraws its nominees. The election inspectors may at any time inform us whether or not a stockholder has voted.

Your vote is important. Please return your vote promptly.

9.	May I vote confidentially?

Subject to the exceptions described below, our policy is to treat all stockholder meeting proxies, ballots and voting tabulations of a stockholder confidentially, if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (i) to meet applicable legal requirements, (ii) to allow the election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition Proxy Statement filed with the Securities and Exchange Commission (SEC).

10.	What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	Written notice to our Corporate Secretary;
•	Timely delivery of a valid, later-dated proxy or a later-dated vote; or
•	Voting by ballot at the Annual Meeting.

If you are a beneficial owner but do not have record ownership of shares, you must follow the instructions of your bank, broker or other holder of record to revoke your proxy or submit new voting instructions.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

11.	What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the Annual Meeting.

12.	What is the deadline for voting my shares by proxy?

Votes by proxy must be received before the polls close at the Annual Meeting.

13.	What should I do if I receive a GOLD proxy card from Ramius Group?

Ramius Group has filed a proxy solicitation proposing two alternative director nominees for election at the Annual Meeting. You may receive proxy solicitation materials from Ramius Group, including an opposition Proxy Statement and GOLD proxy card. Our Board of Directors urges you not to sign or return any proxy card sent to you by Ramius Group. If you have previously voted using the GOLD proxy card sent to you by Ramius Group, you have every right to change your vote by executing a later dated WHITE proxy card or by attending the Annual Meeting and voting in person as described in the answer to the question above captioned “How do I vote?”. Only the latest dated proxy you submit will be counted.

14.	What does it mean if I receive more than one WHITE proxy card from the Company?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a WHITE proxy card for each account. Please sign, date and return all WHITE proxy cards you receive from the Company. Only your latest dated proxy for each account will be voted.

If Ramius Group proceeds with its previously announced proxy contest, you may also receive an opposition Proxy Statement and GOLD proxy card from Ramius Group. In this event, to ensure stockholders have our latest proxy information and materials to vote, we will conduct multiple mailings prior to the Annual Meeting date. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. The latest dated proxy you submit will be counted.

To vote as the Board of Directors recommends, stockholders must use the WHITE proxy card or attend the Annual Meeting and vote in person as described in the answer to the question above captioned “How do I vote?”. Voting against any Ramius Group nominees on the GOLD proxy card will not be counted as a vote for the Board’s nominees and will result in the revocation of any previous vote you may have cast on the WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board of Directors, you should disregard any proxy card you receive other than the WHITE proxy card. If you have previously voted using the GOLD proxy card sent to you by Ramius Group, you have every right to change your vote by executing the WHITE proxy card or by attending the Annual Meeting and voting in person as described in the answer to the question above captioned “How do I vote?”. Only the latest dated proxy you submit will be counted.

15.	Could other matters be decided at the Annual Meeting?

On the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you execute and deliver a proxy, then David Meyer and James Abel, the persons named on your proxy card, will have the discretion to vote on those matters for you.

16.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009.

17.	Who will pay for the cost of this proxy solicitation?

We will pay the cost of preparing, mailing and soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished to stockholders. We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners. We have hired MacKenzie Partners, Inc. to solicit proxies. We will pay MacKenzie Partners, Inc. a fee, plus reasonable expenses, for these services.

18.	When are the stockholder proposals for CPI’s 2010 Annual Meeting due?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the Annual Meeting next year, the Corporate Secretary must receive the written proposal at the Company’s offices no later than _________, 2010. Such proposals also must comply with our By-laws and Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

CPI Corp.

1706 Washington Avenue

St. Louis, MO 63103-1717

Stockholders wishing to submit proposals or director nominations that are not to be included in such Proxy Statement must give timely notice to the Corporate Secretary in accordance with our By-laws, which require that the notice be received by the Corporate Secretary in writing no less than 90 days nor more than 120 days prior to the stockholders’ meeting; provided, however, that if less than 100 days’ notice or other public disclosure of the date of the meeting is given, notice by the stockholder will be considered timely if it is received by the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date was mailed or other public disclosure was made.

19.	If I have additional questions, who can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor: MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016, telephone: (212) 929-5500 (Call Collect) or Toll Free (800) 322-2885.

v

CPI CORP.

1706 WASHINGTON AVENUE

ST. LOUIS, MISSOURI 63103-1717

PRELIMINARY PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 8, 2009

This Proxy Statement and the accompanying WHITE proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of CPI Corp. (the “Company” or “CPI”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (Central Daylight Time), Wednesday, July 8, 2009, at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri 63103-1717 (the “Annual Meeting”), and any adjournments or postponements thereof. The approximate date on which this Proxy Statement and the enclosed WHITE proxy card are first being given or sent to stockholders is ______, 2009.

The Board recommends that you vote FOR the election of each of the Board’s nominees named on the WHITE proxy card accompanying this Proxy Statement.

STOCKHOLDERS ENTITLED TO VOTE

Stockholders as recorded in the Company’s stock register on May 9, 2009, will be entitled to notice of and may vote at the Annual Meeting or any adjournments or postponements thereof. As of the close of business on May 9, 2009, there were 7,005,301 shares of CPI’s common stock issued and outstanding, entitled to one vote per share. The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose relevant to the meeting during normal business hours for 10 days before the meeting at the Company’s principal office. The list will also be available during the meeting for inspection by stockholders.

QUORUM

The Company’s By-laws provide that at all meetings of stockholders, the holders of record, present in person or by proxy, of shares of common stock having a majority of the voting power entitled to vote thereat, is necessary and sufficient to constitute a quorum for the transaction of business. Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present.

Your vote is important – we urge you to vote by proxy even if you plan to attend the Annual Meeting.

HOW TO VOTE; SUBMITTING YOUR PROXY; REVOKING YOUR PROXY

You may vote your shares either by voting in person at the Annual Meeting or by submitting a completed proxy. By submitting a proxy, you are legally authorizing another person to vote your shares. The enclosed WHITE proxy card designates Messrs. David Meyer and James Abel to vote your shares in accordance with the voting instructions you indicate on your WHITE proxy card.

If you submit your executed WHITE proxy card designating Messrs. Meyer and Abel as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by these individuals in accordance with the Board’s recommendations, which are described in this Proxy Statement. In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then each of these individuals will have the authority to vote your shares on those other matters in accordance with his discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

We urge you to vote by doing one of the following:

Vote by mail:

You can vote your shares by mail by completing, signing, dating and returning your WHITE proxy card in the postage-paid envelope provided. In order for your proxy to be validly submitted and for your shares to be voted in accordance with your instructions, we must receive your mailed WHITE proxy card before the polls close at the Annual Meeting.

In person at the Annual Meeting:

All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you hold your shares in “street name” or otherwise have beneficial but not record ownership of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the meeting.

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in the Company’s register of stockholders. Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares. Your nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your nominee, your nominee will be entitled to vote your shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items (your shares are treated as “broker non-votes”).

If the Ramius Group does not withdraw its solicitation of proxies to elect Ramius Group’s nominees to the Board at the Annual Meeting, then the election of directors will be a “non-discretionary” item for any nominee holding shares on your behalf. As a result, if you do not provide instructions as to how your shares are to be voted in the election of directors, your nominee will not be able to vote your shares in the election of directors, and your shares will not be voted for any of the Board’s or Ramius Group’s nominees. We urge you to provide instructions to your nominee so that your shares may be voted on this important matter. You should vote your shares by following the instructions provided on the enclosed WHITE proxy card and returning the WHITE proxy card to your nominee to ensure that your shares will be voted on your behalf for the Board’s nominees.

Your proxy is revocable. If you are a stockholder of record, after you have submitted your WHITE proxy card, you may revoke it by mail by sending a written notice to be delivered before the Annual Meeting to the Company’s Secretary, 1706 Washington Avenue, St. Louis, Missouri 63103-1717. If you wish to revoke your submitted WHITE proxy card and submit new voting instructions by mail, then you must sign, date and mail a new WHITE proxy card with your new voting instructions, which we must receive before the polls close at the Annual Meeting. You also may revoke your WHITE proxy card by attending the Annual Meeting and voting your shares in person. Attending the Annual Meeting without taking one of the actions above will not revoke your proxy. If you are a beneficial owner, or you hold your shares in “street name” as described above, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote.

THE BOARD RECOMMENDS THAT YOU DO NOT SIGN OR RETURN ANY GOLD PROXY CARD THAT MAY BE SENT TO YOU BY THE RAMIUS GROUP, EVEN AS A PROTEST AGAINST THE SLATE NOMINATED BY THE RAMIUS GROUP. Withholding authority to vote for Ramius Group’s nominees on a gold proxy card that the Ramius Group may send you is not the same as voting FOR the Board’s nominees. Even a vote against Ramius Group’s nominees on its gold proxy card will cancel any previous proxy submitted by you. If you have previously submitted a gold proxy card that may have been sent to you by the Ramius Group, you may change any vote you may have cast in favor of Ramius Group’s nominees and vote in favor of the Board’s nominees by completing, signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided, or by attending the Annual Meeting and voting your shares in person.

Your vote is very important to the Company. If you do not plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your completed WHITE proxy card prior to the Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions. Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of the close of business on May 9, 2009, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admission.

If your shares are held in “street name”, in order for you to attend the Annual Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by your nominee, as well as proper photo identification. Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your nominee unless you have a proxy from your nominee. Rather, you should vote your shares by following the instructions provided on the enclosed WHITE proxy card and returning the WHITE proxy card to your nominee to ensure that your shares will be voted on your behalf, as described above.

If you have questions or require any assistance with voting your shares, please contact the Board’s proxy solicitor: MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, telephone: (212) 929-5500 (Call Collect) or Toll Free (800) 322-2885.

The cost of preparing, mailing and soliciting of proxies will be borne by the Company. In addition to this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies personally and by telephone, facsimile or electronically for which they will receive no compensation in addition to their normal compensation. Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

The Company’s fiscal year ends the first Saturday of February. Accordingly, references to fiscal year 2008, fiscal year 2007 and fiscal year 2006 mean the fiscal years ended February 7, 2009, February 2, 2008 and February 3, 2007, respectively.

Stockholder Proposals for 2010 Annual Meeting

To be considered for inclusion in next year’s Annual Meeting Proxy Statement, stockholder proposals must arrive at the Company’s offices no later than the close of business on ____________, 2010. Proposals should be addressed to the attention of the Corporate Secretary, 1706 Washington Avenue, St. Louis, Missouri 63103-1717.

Stockholders wishing to present proposals at the Annual Meeting (but not include them in the Proxy Statement) are required to notify the Corporate Secretary in writing no less than 90 days nor more than 120 days prior to the stockholders’ meeting; provided, however, that if less than 100 days’ notice or other public disclosure of the date of the meeting is given, notice by the stockholder will be considered timely if it is received by the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date was mailed or other public disclosure was made.

Notices of intention to present proposals at the 2010 Annual Meeting should be addressed to the attention of the Corporate Secretary, 1706 Washington Avenue, St. Louis, Missouri 63103-1717.

Election of Directors

(Proposal 1)

On November 24, 2008, the Board amended the Company’s By-laws to increase the number of directors constituting the full Board of Directors from five to six and appointed Michael Glazer to fill the resulting vacancy on the Board. The Board of Directors recommends that the six directors listed below be elected for a term of one year and thereafter until their successors are duly elected and qualified, or until a director’s earlier death, resignation or retirement. The Company is not re-nominating Mr. Peter Feld to the Board. Mr. Feld is a member of the Ramius Group, which is seeking to elect a competing slate of director nominees to the Board. In addition, as discussed below, the Board has decided not to re-nominate Mr. Feld because it believes that while carrying out his duties as a director, Mr. Feld has not acted as a representative of all stockholders of the Company but rather as a representative of the Ramius organization. Mr. Feld was nominated for election to the CPI board at the 2008 annual meeting of shareholders as a replacement for Mark Mitchell, who is Mr. Feld’s superior within the Ramius organization. Citing time constraints, Mr. Mitchell requested that the Board nominate Mr. Feld in his place as the Ramius Group’s representative. Mr. Feld was not appointed to the Board due to any qualifications other than that he worked for Mr. Mitchell and the Ramius organization. As discussed below, the Board believes that Mr. Feld has refused to work within the framework of the Nominating and Governance Committee process to nominate directors. The Board expressly offered to re-nominate Mr. Feld if the Ramius organization would agree to refrain from a costly and distracting proxy contest and participate in a nominating and governance committee process to identify an additional value-adding, independent board member that would be acceptable to both the Board and the Ramius Group. Mr. Feld’s supervisors at the Ramius Group rejected this solution.

Unless authority to vote is withheld, the enclosed WHITE proxy will be voted for the election of the nominees as directors of the Company. If any one or more of the nominees is unable to serve or for good cause will not serve as a director, the holders of the proxies, acting pursuant to the authority granted by the proxies, will vote for such person or persons as may be designated by the Board of Directors.

The Ramius Group Proxy Solicitation

On April 24, 2009, the Company received notice from the Ramius Group stating that it reserved the right to nominate up to four individuals for election to the Board at the Annual Meeting (see footnote 1 to “Security Ownership of Beneficial Owners” table for discussion of the Ramius Group). The demand for additional representation came only after Ramius’s representative on the Board declined to submit nominees through the Nominating and Governance Committee and also voted to re-nominate the incumbent directors.

On May 22, 2009, the Ramius Group filed a preliminary proxy statement with the SEC (which we refer to as the “Ramius proxy”), in which it stated that it was seeking proxies to vote for two (2) nominees to the Company’s Board of Directors, those being Joseph Izganics and Peter Feld (the “Ramius nominees”), in opposition to certain of the Company’s incumbent directors. The Ramius proxy also solicits proxies to elect four of the six candidates who have been nominated by CPI but the Ramius Group has stated that it will not vote for Mr. Koeneke and an unnamed CPI Board nominee. The Ramius Group’s request for additional Board representation was not accompanied by any suggestions for revisions to Company strategy or operations. In fact, Ramius has specifically acknowledged to the Board that the Company is performing well in the current environment and that the integration, digitization and upgrade of the recently acquired PictureMe Portrait Studio chain have been successful.

Background To The Proxy Solicitation

On September 15, 2003, the Knightspoint Group, including Knightspoint Partners LLC and certain affiliates, Messrs. Meyer and Koeneke, and various Ramius-affiliated entities, filed a statement on Schedule 13D with the Securities and Exchange Commission (the “SEC”), disclosing a 9.4% stake in the Company as well as various strategic and operational changes sought at the Company. It was also disclosed that Knightspoint Partners would earn a percentage of the net profits earned by the Ramius Group on its investment in CPI Corp.

On April 8, 2004, the Knightspoint Group completed a consent solicitation that resulted in the removal of seven incumbent directors and the election of six new directors including Messrs. Abel, Koeneke, Meyer and White who are among the incumbent directors.

On July 17, 2008, Mr. Feld, a member of the Ramius Group, was elected to the Board of CPI to replace Mark Mitchell, the previous director representative of the Ramius Group. Mr. Feld was placed on the Board’s slate in lieu of Mr. Mitchell at the request of the Ramius Group citing Mr. Mitchell’s time constraints as a partner of Ramius.

On November 24, 2008, Michael L. Glazer joined the Board of CPI as the result of a process conducted by the Nominating and Governance committee to identify director candidates that could expand the capabilities of the board. The process was initiated after the Ramius Group submitted candidates for board representation. Mr. Glazer was selected by a unanimous vote of the board including Mr. Feld.

On December 22, 2008, the Company announced that it entered into a new six-year license agreement with Sears to operate professional portrait studios at Sears locations.

On January 6, 2009, the Company issued a press release disclosing strong holiday sales results.

On January 14, 2009, as a response to the urging of members of the Ramius Group that the Company explore a potential sale of the company, the Board resolved to ask its investment banker to prepare an assessment of “strategic alternatives.” The board designated Mr. Glazer as the primary point of contact for the investment banker during the process. The Ramius Group had pushed for establishment of a committee to oversee the process that would exclude Messrs. Meyer and Koeneke.

On January 23, 2009, the Ramius Group filed a sale plan with the SEC to sell 575,000 shares of CPI Corp. common stock.

On February 27, 2009, the Ramius Group filed a statement on Schedule 13D terminating membership in the Knightspoint Group on the basis that the respective parties were no longer working as a group. On the same day, the Ramius Group sent notice to Knightspoint Partners terminating their broader advisory relationship but reaffirming the Ramius Group’s obligation to pay Knightspoint Partners a fee based on the Net Profits of its investment in CPI Corp.

On March 3, 2009, the Board reviewed a presentation by the Company’s investment bankers regarding a potential sale. The bankers advised that the timing of a sale was inopportune.

On April 14, 2009, the Nominating and Corporate Governance Committee, of which Mr. Feld is a member, discussed the size and composition of the board and voted unanimously to recommend the re-nomination of all the incumbent directors.

On April 15, 2009, The Board, including Mr. Feld, voted unanimously to re-nominate all the incumbent directors.

On April 17, 2009, Mr. Mitchell of the Ramius Group contacted Mr. Meyer and proposed to “reconstitute” the Board by removing one incumbent director from the Board slate and adding two new nominees identified by the Ramius Group. The Ramius Group refused to identify the names of their nominees indicating that they sought agreement on “structure” prior to discussing actual candidates.

On April 21, 2009, the Company reported favorable fourth quarter results and strong trends through the first 10 weeks of the first quarter of 2009. The Company also announced an amendment to its credit agreement which increased the Company’s financial flexibility.

On April 21, 2009, Mr. Meyer contacted Mr. Mitchell and expressed the Board’s openness to considering additional directors but that the process should be conducted by the Nominating and Governance Committee which would need to know the identities of their proposed candidates. The Ramius Group again refused to identify the names of their nominees.

On April 22, 2009, the Ramius Group filed a statement on Schedule 13D disclosing that the Ramius Group was seeking changes in the composition of the Board and that it reserved the right to nominate candidates for election to the Board at the Annual Meeting.

From April 22, 2009 through May 6, 2009, according to amendments to its Schedule 13D, the Ramius Group sold 111,579 shares of CPI Corp. common stock in the open market pursuant to its previously filed sale plan.

On April 24, 2009, Mr. Meyer met with certain members of the Ramius Group at the Ramius Group’s offices. At the meeting, the Ramius Group modified its proposal to provide for (1) the addition of two directors with at least one identified by Ramius Group and the other identified by the board but acceptable to Ramius; and (2) the removal of an incumbent director. Ramius clarified that they would expect the incumbent to be removed to be either Michael Koeneke or Turner White but that they were open to other suggestions. When asked why they sought removal of a board member, Ramius responded that it is “addition by subtraction” and asserted that “the board is only as strong as its weakest link.” Mr. Meyer reiterated the board’s openness to considering candidates that could add value to the board and asked Ramius to identify their candidates. Ramius again refused to identify their nominees despite having an impending nomination deadline which would force disclosure of the names. Later that same day, the Ramius Group delivered a letter to the Company nominating Peter Feld, Joseph Izganics, John Serino and Paul White for election to the Board at the Annual Meeting.

On April 24, 2009, at the request of the Board, the investment bankers provided an updated presentation on the prospects for a potential sale of the Company. Despite a higher stock price and an improved financing environment, the bankers continued to counsel against a sale process. Mr. Feld suggested that the bankers approach potential financial buyers of the Company to gauge their interest level in a transaction.

On April 27, 2009, Mr. Meyer returned again to the Ramius Group offices to discuss a potential settlement with Mr. Glazer participating by telephone. Ramius confirmed its proposal to nominate one of their named candidates in addition to Mr. Feld. Mr. Meyer communicated the Board’s offer to (1) include Mr. Feld on the Company slate and (2) identify a qualified, genuinely independent seventh director through the Nominating and Governance Committee that would be acceptable to both the board and the Ramius Group in time to be slated for the Annual Meeting subject to Ramius entering into a limited standstill agreement barring a proxy contest through the 2010 annual meeting.

On May 5, 2009, during a joint meeting of the Nominating and Governance Committee and the Board of Directors, the Committee and Board resolved to commence a search process, with the assistance of an executive search firm, to identify potential nominees for election as an additional director. Mr. Feld abstained as both a member of the Nominating and Governance Committee and of the Board of Directors. During the course of the meeting, the board discussed the presentation by the Company’s investment bankers. Mr. Feld again urged the board to instruct the investment banker to approach potential financial buyers of the Company.

On May 15, 2009, Mr. Abel as Chairman of the Nominating and Governance Committee contacted Mr. Mitchell to reiterate the board’s settlement proposal previously communicated by Mr. Meyer.

On May 16, 2009, Mr. Abel clarified the proposal in an email communication.

On May 18, 2009, Mr. Mitchell replied to the email that he rejected the proposal.

On May 19, 2009, a joint session of the Board and Nominating Committee was convened to designate a slate of six directors consisting of Mr. Abel, Mr. Glazer, Mr. Koeneke, Mr. Meyer, Mr. White and a sixth director to be identified through the recently commenced search process.

The Ramius Group has not cooperated with the Board’s nomination process

In the Ramius proxy and in a letter dated May 27, 2009 from Mr. Feld to Mr. Meyer, the Chairman of the CPI Board, Mr. Feld states that the Ramius nominees are not “directly” affiliated with Ramius. However, the Ramius Group itself admits that it paid these nominees to serve as Ramius nominees. Mr. Feld and the Ramius Group also refused to follow the established CPI procedures to submit nominations through the Board’s Nominating and Governance Committee. In his letter, Mr. Feld states that the Ramius nominees were identified by a third-party search firm, and yet the Ramius Group has refused to identify either the third-party search firm or the context underlying the search. In contrast, as a CPI director, Mr. Feld voted against the Nominating and Governance Committee’s retention of a search firm to identify value-adding independent board members.

The Company believes that the Ramius's Group's interests are misaligned with those of other shareholders

While Mr. Feld states in his letter that Ramius has shown “long-term commitment to the Company,” the Company believes that Ramius Group’s actions in the last six months demonstrate that Ramius Group will pursue liquidity for its CPI stake even at the expense of the longer-term interests of other shareholders.

•	In July 2008, upon joining the board of directors, Mr. Feld told members of both the Board and management that Ramius Group desired to exit their stake in the Company.
•

From December 2008 to March 2009, in conversations with Board members, Ramius Group advocated engaging an investment bank to explore a sale of the Company despite difficult market conditions and the Company's depressed stock price valuation.

•	In January 2009, the Ramius Group filed a 575,000 share SELL plan and has sold 111,579 shares of stock pursuant to the plan.
•

From March 2009 to May 2009, in further conversations with Board members, Mr. Feld continued to press for a sale effort even after the investment banker advised against pursuing a sale in the current environment. During this time, Mr. Feld repeatedly requested that the Board direct the investment banker to pursue discussions with potential financial buyers.

In his letter, Mr. Feld defends his advocacy of a sale of the Company with the claim that it was a response to a potential breach of the company’s financial covenants in the period from September 2008 to February 2009 amid a difficult financing environment. The Board believes these circumstances would tend to make it an even less opportune time to pursue a sale process with financial buyers as was contemplated by the Ramius Group. Nevertheless, this new explanation does not address why Mr. Feld continued to urge a sale process in March, April and May of 2009, even after the Company secured an amendment to its financial covenants. The Board furthermore believes it is reckless, irresponsible and untrue of Mr. Feld to assert as a defense that the Company faced an impending liquidity crisis. At the time, the Company faced a potential, narrow miss on a single, particularly stringent covenant calculation while having accumulated a considerable cash position. Indeed, the Chief Financial Officer kept the Board well apprised of discussions with lenders and provided assurance that a waiver or amendment could be obtained if necessary or desirable.

The Ramius Group wants more control over the Company

In the Ramius proxy and Mr. Feld’s letter, the Ramius Group tries to convince stockholders that Ramius is not trying to gain more influence. However, this is belied by the Ramius Group’s attempt to force the Board to agree to permit the Ramius Group to appoint two new directors and remove one incumbent director without even identifying the names and qualifications of their nominees. Ramius sought to control the selection of two director nominees (in addition to Mr. Feld) without the input of or consultation with members of CPI's Nomination and Governance Committee. Ramius's refusal to initially identify its potential nominees reflects Ramius's goal to make unilateral decisions regarding the composition of CPI's Board which we believe demonstrates Ramius's desire to have more influence over the corporate governance of the Company.

The Ramius Group has repeatedly endorsed the directors and compensation arrangements that it now attacks

The Ramius Group implies that Mr. Koeneke’s presence on the Board is somehow detrimental but does not identify a single instance where this has been the case. In fact, the Ramius Group has supported Mr. Koeneke’s election to the board in each of the past five years, and Mr. Feld, as a director, even voted to re-nominate him for the upcoming annual meeting. Mr. Koeneke in fact has been a vital contributor to the development and oversight of strategies that have transformed the Sears Portrait Studio business and then the PictureMe Portrait Studio® business. Mr. Koeneke’s experience as the former Global Head of Mergers & Acquisitions for Merrill Lynch & Co. where he managed a high performing, professional services organization and advised corporate boards is, in the Board’s view, particularly valuable to the Company. Mr. Feld, by contrast, was an investment banking analyst at Bank of America Securities only five years ago, and his brief tenure on the CPI board since July 2008, when he was appointed to stand in for a more senior Ramius Group colleague, represents his only substantial board level experience.

Mr. Feld and the Ramius Group additionally have referred to Mr. Meyer’s and Mr. Koeneke’s 2007 and 2008 compensation as members of the board in a misleading manner. The facts are as follows:

•	Mr. Koeneke’s compensation has been consistent with the compensation of other Board members including that of Messrs. Feld and Mitchell, the Ramius group representatives who have served on the Board.
•

Mr. Meyer’s additional compensation arrangements as Chairman were payable solely in restricted stock, none of which has been sold, and were in every instance determined and approved unanimously by the entire Board (including the Ramius Group representative).

•

The amounts recorded in the 2007 and 2008 proxy disclosure in accordance with FAS 123R overstate substantially the cash value of the share grants in each year and also do not correspond with the compensated years of service. Due to the timing of grants, the 2008 figure includes compensation paid in connection with both the 2007 and 2008 fiscal years. The 2007 figure includes compensation paid in connection with the 2006 fiscal year as well as a special award granted in connection with Mr. Meyer’s work on the acquisition of the PictureMe business which avoided the costs of hiring an investment banker.

The Ramius Group’s nominees do not bring relevant experience or capabilities

One nominee, Mr. Feld, has served only since July 2008 when he replaced a more senior Ramius executive. Mr. Feld was nominated to represent Ramius’s interests and not due to any special qualifications. He was an investment banking analyst at Bank of America Securities five years ago and does not possess substantial board or managerial experience. The other nominee, Mr. Izganics, appears to have spent his entire professional career with Home Depot, a do-it-yourself home improvement retailer, rising from assistant store manager to a regional president before he ceased to be an employee of Home Depot in January 2009.

Mr. Izganics additionally appears to bring no corporate board experience. From their biographices in the Ramius proxy, it appears that neither nominee brings experience in professional services or in operating licensed businesses in a hosted environment whereas most of the incumbent board members bring five years of successful, and highly relevant, experience as directors of the Company.

The Board is committed to strong and effective corporate governance

The Company believes that the director nomination process should be conducted by its Nominating and Governance Committee to ensure that nominees are independent, provide additional value to the governance of the Company and do not represent the interests of one stockholder over the interests of others.

•

Michael Glazer, previously CEO of KB Toys, was appointed to the Board last November by a unanimous vote of the directors including the Ramius representative after a deliberative search process conducted by the Nominating and Governance Committee.

•

Paul Finkelstein, currently Chairman and CEO of Regis Corporation, was nominated to stand for election to the Board through a process led by our Nominating and Governance Committee, which consists solely of independent directors. The process was conducted with the assistance of Herbert Mines Associates, a well-regarded executive search firm. The Chairman of the Board identified Mr. Finkelstein as a potential director nominee to the Nominating and Governance Committee. Mr. Finkelstein is an independent director nominee who is not being paid to serve as the Company’s nominee and he will only receive our standard director compensation if he is elected. The Nominating and Governance Committee believes that Mr. Finkelstein brings highly relevant and valuable operating and board experience and understands intimately the challenges of operating a consumer-centric, professional services organization in a hosted environment. Regis Corporation operates hair salons under various brand names including Supercuts and Smartstyle and generated revenue of $2.5 billion during its fiscal year ended June 30, 2008. Under the Smartstyle and Cost Cutter nameplates, Regis Corporation operates 2,400 salons in Wal-Mart stores, which generated approximately $500 million in sales during its fiscal year ended June 30, 2008.

•

Joseph Izganics, the Ramius Group nominee was identified by the Ramius Group which declined to follow established CPI procedures for submitting nominees and has refused repeatedly to reveal the name of the “third party search firm” that identified Mr. Izganics or even provide the parameters of their search. According to Ramius’s proxy materials, Mr. Izganics is being paid $20,000 for serving as Ramius’s nominee. Mr. Izganic ceased to be an employee of Home Depot in January 2009.

The longer serving incumbent board members have delivered significant value to CPI shareholders. In 2004, they initiated a turnaround process that saved what was then a deeply troubled company. In the face of extraordinarily challenging industry conditions that have devastated competitors, the Board led the successful conversion and upgrade first of the Sears Portrait Studio operations and then of the PictureMe Portrait Studio® operations that were purchased out of bankruptcy. In the process, the Board has helped to build a performance-oriented culture and establish the management systems necessary for continuing success. Having overseen a top-to-bottom transformation of the business, the current Board members possess an unusually keen understanding of the Company and the challenges and opportunities it faces.

As reported in its recent earnings release, the Company believes that it has momentum and the right strategic and operating plans for its future. The Company believes that the successful integration and digitization of the PictureMe Portrait Studio business combined with the implementation of numerous improvement initiatives across the organization has positioned the Company for significant gains in earnings and cash flow. The Company believes the Ramius Group’s actions threaten to disrupt the execution of these plans.

The Ramius Group’s interest in liquidating its position presents a fundamental misalignment of their interests with the interests of other stockholders. The addition of directors not clearly independent from the Ramius Group could unduly increase the Ramius Group’s ability to influence a transaction or effect changes in management or the Company’s direction that may not be in the interests of all stockholders.

The name of each nominee, the nominees’ principal occupations, and certain other information is set forth below. Messrs. Abel, Koeneke, Meyer and White first joined the Board in March 2004, while Mr. Glazer joined in November 2008.

Name	Principal Occupation, Business Experience and Directorships
James J. Abel

Mr. Abel, age 63, served as President and Chief Executive Officer of Financial Executives International (FEI) from May 2008 to February 2009. FEI is the preeminent organization representing senior financial executives in dealing with the regulatory agencies involved with corporate financial reporting and internal controls. Mr. Abel retired on December 31, 2007 from positions of Executive Vice President, Secretary, Treasurer and Chief Financial Officer of The Lamson & Sessions Co., a diversified manufacturer and distributor of a broad line of thermoplastic electrical, consumer, telecommunications and engineered sewer products for major domestic markets. Mr. Abel served as an executive officer of The Lamson & Sessions Co. from December 1990 and a director from 2000 until his retirement. Mr. Abel received a B.S. from Purdue University and an MBA from St. John’s University (N.Y.).

Paul Finkelstein

Mr. Finkelstein, age 66, has served as President and Chief Executive Officer of Regis Corporation, an operator of hair salons, since July 1996 and Chairman of the Board of Regis Corporation since May 2004, and was Chief Operating Officer of Regis Corporation from December 1987 until June 1996. Mr. Finkelstein has served as a director of Regis Corporation since 1987.

Michael Glazer

Mr. Glazer, age 61, has served as Managing Director of Team Neu, a private equity investment firm, located in Pittsfield, MA since August 2005. From May 1996 until August 2005, he served as President and Chief Executive Officer of KB Toys, Inc. He has served as director of Stage Stores (NYSE: SSI) since 2001. Mr. Glazer received a B.A. from the University of California – Berkley and an MBA from Columbia University.

Michael Koeneke

Mr. Koeneke, age 62, is a Managing Member of Knightspoint Partners LLC, a firm which he co-founded in March 2003 that is engaged in the business of acquiring, holding or disposing of investments in various companies. He served as a member of the Board of Directors of Ashworth, Inc., a golf apparel company formerly listed on Nasdaq, from 2008 to 2009 and served on the Board of Directors of the Sharper Image Corporation, a multi-channel specialty retailer formerly listed on Nasdaq, from 2006 until May 2008. From 1997 through 2002, Mr. Koeneke was the Co-Head and then the Chairman of Global Mergers and Acquisitions at Merrill Lynch & Co., Inc. Mr. Koeneke received a B.A. from the University of Michigan and an MBA from the Harvard Business School.

David Meyer

Mr. Meyer, age 40, has served as Chairman of the Board since April 2004. From October 2004 until August 2005, he served in the Company’s interim Office of the Chief Executive. Since 2003, Mr. Meyer has served as a Managing Member of Knightspoint Partners LLC, a firm which he co-founded, that is engaged in the business of acquiring, holding or disposing of investments in various companies. From 1995 to 2002, Mr. Meyer served in various capacities in the investment banking department of Credit Suisse First Boston, including as a director in the Mergers and Acquisitions and Global Industrial and Services Groups in the firm’s London office. From 2007 to 2008, Mr. Meyer served as Chairman of the Board of Directors of Ashworth, Inc, a golf apparel company formerly listed on Nasdaq. From 2006 to 2007, Mr. Meyer served as Chairman of the Compensation Committee of the Board of Directors of the Sharper Image Corporation, a multi-channel specialty retailer formerly listed on Nasdaq. Mr. Meyer received a B.S.E. from Princeton University and an MBA from Stanford University.

Turner White

Since May 2004, Mr. White, age 60, has served as owner of White and Company, LLC, a consulting and investment firm located in Kansas City, Missouri, and as visiting assistant professor of management, Helzberg School of Management, Rockhurst University in Kansas City, Missouri. From May 2000 to May 2004, Mr. White served as President and Chief Executive Officer of Union Station Kansas City, Inc. He was a Vice President and East region general manager of Cell Net Data Systems, an investor-owned data management and metering supplier to the electric energy industry, from September 1998 through February 2000. From June 1989 to September 1998, Mr. White was Executive Vice President, Corporate Development, of Kansas City Power & Light Company. Mr. White received a B.A. from Colorado College and an MBA from Rockhurst University.

The Board of Directors recommends a vote “FOR” each of these nominees as directors.

Executive Officers

The name of each of the Company’s executive officers as of May 9, 2009, who are not directors, along with their respective ages, positions and descriptions of their professional experience is set forth below.

Renato Cataldo

President and Chief Executive Officer. Dr. Cataldo, age 49, joined the Company as its Chief Operating Officer in July 2005 after serving as a consultant to the Company since August 2004. Effective October 10, 2006, he was appointed President and Chief Executive Officer of the Company. From 1998 until his resignation in August 2004, he served as Chief Executive Officer and Chief Technology Officer of Publicis eHealth Solutions, a division of the Publicis Groupe, S.A., an international communications company.

Thomas Gallahue

Executive Vice President, Operations. Mr. Gallahue, age 58, joined the Company in April 2002 in the position of Vice President, Sales Development and Operations and was appointed to his current position in November 2002. Prior to joining CPI, Mr. Gallahue enjoyed a thirty-year career with Sears, Roebuck & Co. where he held various positions, including Store Manager, Region Product Service Manager, Director of Sales Development for Home Appliances and District General Manager.

Dale Heins

Senior Vice President, Finance, Chief Financial Officer and Treasurer of the Company. Mr. Heins, age 46, was promoted to his current position in April 2008. From July 2005 until April 2008, Mr. Heins served as Vice President, Corporate Controller, Principal Accounting Officer and Assistant Treasurer, after serving the Company in various other financial positions since 1987.

Keith Laakko

Chief Marketing Officer. Mr. Laakko, age 43, joined the Company in his current position in January 2006. He served as Category Marketing Director for Consumer Controls Brands of Spectrum Brands from 2004 until he joined CPI. From 2000 until 2004, Mr. Laakko held marketing positions with Eastman Kodak Company, including Director of New Business Development, Business to Business, and Director of Corporate Branding from 2003 to 2004, Director of Global Brand Communication from 2001 to 2003 and Marketing Director, Strategic Web Partnerships and Online Community from 2000 to 2001. He has also held marketing positions with The Coca-Cola Company, Hasbro Toys and Mattel.

James Mills

Executive Vice President, Field Operations. Mr. Mills, age 44, joined the Company in September 2008, following a distinguished career with RadioShack Corporation that spanned more than twenty years. His most recent responsibilities with RadioShack, leading consumer electronics retailer, included Vice President – Wholesale Channels (2007-2008), with responsibility for coordinating and implementing the overall strategy for RadioShack Franchise, Franchise International, Retail Solutions Kiosks, Direct Sales and provided executive oversight for RadioShack de’Mexico. In 2006, Mr. Mills served as Vice President of RadioShack Segmentation and Vice President of Visual Merchandising, and, from 2004 to 2005, he was Vice President of the Southeast Region for RadioShack.

Jane Nelson

General Counsel and Corporate Secretary. Ms. Nelson, age 59, joined the Company in 1988 as Assistant General Counsel and subsequently served as Associate General Counsel and Assistant Secretary. She was promoted to her current position in 1993.

Rose O’Brien

Vice President, Finance/Controller and Principal Accounting Officer. Ms. O’Brien, age 48, joined the Company in August 2005 as Assistant Controller and was promoted to her current position in April 2008. Prior to joining the Company, Ms. O’Brien was the Director of Special Projects at Insituform, Inc., a provider of trenchless technology from September 2004 until July 2005. She was the Controller at Growing Family, Inc., a baby portrait photography company from November 2000 until September 2004. Prior to that, Ms. O’Brien held financial management positions with both public and privately held companies in the St. Louis area. Ms. O’Brien also served for seven years in the Audit Department of Price Waterhouse.

Richard Tarpley

Executive Vice President, Manufacturing. Mr. Tarpley, age 63, has served as Executive Vice President, Manufacturing since 1995. Since joining the Company as Cost Control supervisor in 1970, he has held other positions within the manufacturing department.

Security Ownership of Certain Beneficial Owners

To the Company's knowledge, based upon information contained in Schedules 13D and 13G filed with the Securities and Exchange Commission, the following table sets forth beneficial owners of five percent (5%) or more of the common stock of the Company as of May 9, 2009.

Name	Number of Shares		Percent
Ramius Group	1,217,150	(1)	17.4%
Van Den Berg Management	1,086,461	(2)	15.5%
Lafitte Capital Management LP	508,265	(3)	7.3%

(1)

As reported in Amendment No. 14 to Schedule 13D, dated May 1, 2009, and Form 4’s filed on May 5, 2009, and May 8, 2009, by Ramius Enterprise Master Fund Ltd; Starboard Value and Opportunity Fund, LLC; Ramius Merger Arbitrage Master Fund Ltd; Ramius Multi-Strategy Master Fund Ltd; Ramius Value and Opportunity Master Fund Ltd; Ramius Leveraged Multi-Strategy Master Fund Ltd; Ramius Advisors, LLC, who serves as the investment advisor of Ramius Multi-Strategy Master Fund Ltd, Ramius Merger Arbitrage Master Fund Ltd, Ramius Leveraged Multi-Strategy Master Fund Ltd and Ramius Enterprise Master Fund Ltd; RCG Starboard Advisors, LLC, who serves as the investment manager of Ramius Value and Opportunity Master Fund Ltd and the managing member of Starboard Value and Opportunity Fund, LLC; Ramius LLC, who serves as the sole member of RCG Starboard Advisors, LLC and Ramius Advisors, LLC; C4S & Co., L.L.C., who serves as managing member of Ramius LLC; Peter A. Cohen, one of the managing members of C4S & Co., L.L.C.; Morgan B. Stark, one of the managing members of C4S & Co., L.L.C.; Thomas W. Strauss, one of the managing members of C4S & Co., L.L.C.; Jeffrey M. Solomon, one of the managing members of C4S & Co., L.L.C.; Peter A. Feld, a director of the Company and a Managing Director of Ramius LLC; Joseph C. Izganics; John Serino; and Paul G. White (collectively, the “Ramius Group”). Under the rules of the Securities and Exchange Commission, each member of the Ramius Group may be deemed to beneficially own shares of common stock beneficially owned by each of the other members of the Ramius Group.  The address of each member of the Ramius Group is 599 Lexington Avenue, 21st Floor, New York, New York 10022.

As required by the Company’s Rights Agreement, as amended, each member of the Ramius Group granted an irrevocable proxy to the Secretary of the Company to vote the common stock of the Company beneficially owned by the Ramius Group that reflects the Ramius Group’s pro rata portion of the 1,864,201 shares held collectively by the Ramius Group and Knightspoint Partners LLC, Knightspoint Capital Management I LLC, Knightspoint Partners I, L.P., Michael Koeneke and David Meyer, that were in excess of 20% of the Company’s common shares outstanding (the “Excess Shares”). The proxy provides that the Excess Shares will be voted by the Secretary of the Company in the same proportion as the votes of all stockholders of the Company. As of May 9, 2009, the Ramius Group’s pro rata portion of the Excess Shares was 86.9%. As a result, the 1,217,150 shares included in the table above exclude 402,347 shares held by the Ramius Group for which the Ramius Group does not have the right to vote.

(2)

As reported in its Amendment 11 to Schedule 13G/A, dated as of December 31, 2008, Van Den Berg Management has beneficial ownership of 1,086,461 shares, shared voting power for 1,084,451 shares and shared dispositive power for 1,084,451 shares. The address of this stockholder is 805 Las Cimas Parkway, Suite 43C, Austin, Texas 78746.

(3)

As reported on Schedule 13G, dated February 15, 2008, as of January 31, 2008, Lafitte Capital Management LP has shared voting power for 508,265 shares and shared dispositive power for 508,265 shares. The address of this stockholder is 701 Brazos, Suite 375, Austin, Texas 78701.

Security Ownership of Management

Information is set forth below regarding beneficial ownership of common stock of the Company, as of May 9, 2009, by (i) each person who is a director or a director nominee; (ii) each person listed in the Summary Compensation Table set forth below and (iii) all directors and executive officers. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

	Amount of Record	Indirect Shares	Restricted Shares (1)	Profit Sharing Plan (2)	Vested Options (3)	Total	Percent of Shares Outstanding in Proxy

James Abel	11,954	-	7,353	-	-	19,307	*
Renato Cataldo	18,718	-	2,976	514	-	22,208	*
Gary Douglass	14,081	-	-	853	-	14,934	*
Peter Feld (4)	1,336	-	5,252	-	-	6,588	*
Paul Finkelstein	-	-	-	-	-	-	-
Thomas Gallahue	3,573	-	2,451	1,056	15,046	22,126	*
Michael Glazer	6,903	-	5,252	-	-	12,155	*
Dale Heins	2,309	-	2,451	2,059	-	6,819	*
Michael Koeneke (5)	6,989	102,321	5,252	-	-	114,562	1.6%
David Meyer (5)	117,242	102,321	12,900	-	-	232,463	3.3%
Keith Laako	2,556	-	3,157	425	-	6,138	*
Jane Nelson	3,767	-	2,101	2,400	-	8,268	*
Turner White	7,357	-	6,303	-	-	13,660	*

Directors and Executive Officers
as a group (15 persons)	206,808	102,321	59,650	9,519	15,046	393,344	5.6%

*Less than one percent.

(1)

For directors, this includes restricted shares awarded in lieu of cash compensation for the 2009 Board retainer and committee chair retainers made on February 25, 2009, and March 3, 2009, and includes an award of 8,296 shares to Mr. Meyer for his performance as Chairman of the Board in 2008 made on April 27, 2009. For executive officers, these restricted shares were awarded in fiscal year 2009 as part of fiscal year 2008 incentive compensation.

(2)	Shares are held under the CPI Corp. Employees’ Profit Sharing Plan and Trust. The executives do not have voting power with respect to these shares.
(3)	Includes shares, which such persons have the right to acquire upon the exercise of employee stock options within 60 days after May 9, 2009.
(4)

The shares listed in the table above for Mr. Feld exclude the 1,612,909 shares held by members of the Ramius Group other than Mr. Feld, of which 400,710 shares are voted by the Secretary of the Company pursuant to an irrevocable proxy in connection with the Company’s Rights Agreement. Peter Feld is a Managing Director of the Ramius Group; see the “Security Ownership of Certain Beneficial Owners” table set forth above for information on the Ramius Group. As such, Mr. Feld may be deemed to beneficially own shares of common stock beneficially owned by each of the other members of the Ramius Group. Mr. Feld disclaims ownership of all such shares. Mr. Feld’s amount of record shares and restricted shares in the table above include 332 and 1,305 shares, respectively, which are voted by the Secretary of the Company pursuant to an irrevocable proxy in connection with the Company’s Rights Agreement.

(5)

Mr. Koeneke’s amount of record shares and restricted shares in the table above include 1,736 and 1,305 shares, respectively, which are voted by the Secretary of the Company pursuant to an irrevocable proxy in connection with the Company’s Rights Agreement as discussed in footnote 1 under the “Security Ownership of Certain Beneficial Owners” table set forth above. Mr. Meyer’s amount of record shares and restricted shares in the table above include 29,128 and 3,205 shares, respectively, which are voted by the Secretary of the Company pursuant to an irrevocable proxy in connection with the Company’s Rights Agreement. Messrs. Koeneke’s and Meyer’s indirect shares include 102,321 shares of common stock owned by Knightspoint Partners I, L.P. Michael Koeneke and David Meyer are Managing Members of the sole member of the general partner of Knightspoint Partners I, L.P. and have shared voting and dispositive power with respect to the 102,321 shares of common stock owned by Knightspoint Partners I, L.P. The 102,321 shares of common stock owned by Knightspoint Partners I, L.P.

include 25,421 shares that are voted by the Secretary of the Company pursuant to an irrevocable proxy in connection with the Company’s Rights Agreement. Messrs. Koeneke and Meyer disclaim beneficial ownership of the shares held by Knightspoint Partners I, L.P., except to the extent of their respective pecuniary interest therein.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of any of the Company’s securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company.

Based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that, with the exception of one filing by Rose O’Brien that was filed two days late on January 15, 2009, all of its directors and executive officers complied during fiscal year 2008 with their reporting requirements.

Corporate Governance

Corporate Governance Guidelines

The Company maintains a corporate governance section on its website which contains copies of the Company’s principal governance documents. The Corporate Governance Guidelines, the charters of the Compensation, Audit and Finance and Nominating and Governance committees, the Code of Business Conduct and Ethics and the Company’s By-laws are available at www.cpicorp.com by first clicking “INVESTOR” and then “highlights”. These documents are also available, without charge, in print upon request to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri 63103-1717. The principles contained in the Company’s governance documents were adopted by the Board to ensure that the Board is independent from management, to ensure that the Board adequately performs its function as the overseer of management and to ensure that the interests of the Board and management align with the interests of the stockholders.

Certain Relationships and Related Transactions

The Company’s practice has been to refer any proposed related person transaction to the Company’s Audit and Finance Committee for consideration and approval. The Company’s Code of Ethics, which sets forth standards applicable to all directors, officers and senior management of the Company, prohibits the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of this Code for a director or an officer may only be granted by the Board of Directors. The Company may in the future adopt a separate related person transactions policy.

Director Independence

In accordance with New York Stock Exchange rules, the Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with all elements of independence set forth in the New York Stock Exchange listing standards. The Board of Directors has determined that throughout fiscal year 2008 each of James Abel, Peter Feld, Michael Glazer, Michael Koeneke, David Meyer and Turner White were “independent” under the NYSE corporate governance rules, a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Nominations for Directors

The Nominating and Governance Committee is charged with nominating qualified members to serve on the Company’s Board of Directors. The Nominating and Governance Committee considers educational background, business experience and the ability to complement the skills and experience of other Board members. In making recommendations, the Nominating and Governance Committee further considers each nominee's involvement at Board meetings and in providing strategic direction during the preceding year.

It is the policy of the Nominating and Governance Committee to consider nominees for election to the Board of Directors recommended by stockholders. Any stockholder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporate Secretary at the Company’s address set forth at the end of this Proxy Statement and, if relevant, comply with the procedures set forth above under the caption “Stockholder Proposals for the 2010 Annual Meeting”. Notice of a nomination must include the reasons for making the nomination of a director or directors, your name, your address, the class and number of shares you own; a description of all arrangements and understandings between you and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are made; the name, age, business address and residence address of the nominee; and the class and number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. You must submit the nominee’s consent to be elected and to serve. As described in the Company’s Corporate Governance Guidelines, a majority of directors must be independent under the criteria established by the New York Stock Exchange.

Communications with the Board

Any interested party, including any stockholder, who wishes to communicate with the Board, the presiding director, the independent directors as a group or with individual directors may send his or her communication to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri 63103-1717. The Board has instructed the Corporate Secretary to review all communications so received, and to exercise her discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints or suggestions) and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics, which applies to Company employees and directors, reflects the standards CPI employees, officers and directors are expected to observe to maintain and enhance quality business practices. The Company intends to promptly disclose (i) the nature of any amendment to this code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of this code of ethics that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on the Company’s website, if any.  The Code of Business Conduct and Ethics is available at www.cpicorp.com by first clicking “INVESTOR” and then “ethics”. This document is also available, without charge, in print upon request to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri 63103-1717. Underlying this Code are the fundamental requirements of honesty and good faith in all actions that reflect on the Company and its people. The Company has established a fraud hotline for employees to submit confidential reports of suspected or actual violations of the Company’s Code of Business Conduct and Ethics, and the Audit Committee maintains a second hotline (www.openboard.info/cpy) specifically for accounting complaints which is maintained by an independent vendor and for which complaints are handled anonymously and confidentially.

Board and Committee Meetings

During fiscal year 2008, the Company’s Board of Directors met eighteen times. All directors attended more than 75% of all Board and committee meetings that they were eligible to attend. The members of the Board conferred without management present as part of each regularly scheduled Board meeting. The Chairman of the Nominating and Governance Committee, James Abel, presides over executive sessions of the directors, all of whom are independent. Although the Company does not have a formal policy on attendance at annual stockholder meetings, the Company encourages each member of the Board to attend the Annual Meeting of Stockholders. All of the Company’s then current directors attended the 2008 Annual Meeting of Stockholders.

In fiscal year 2008, the Board of Directors had the following committees: Audit and Finance (the “Audit Committee”), Compensation, Nominating and Governance and Executive Committees. The Board of Directors dissolved the Executive Committee on September 22, 2008.

The Audit Committee

The Audit Committee consists of James Abel (Chairman), Michael Koeneke and Turner White. The Board of Directors has determined that all members of the Audit Committee are independent, as that term is defined in the New York Stock Exchange's listing standards and the rules of the Securities and Exchange Commission. The Board of Directors has also determined that Mr. Abel, is qualified to serve as the Audit Committee financial expert. The Audit Committee held nine meetings during fiscal year 2008.

Pursuant to its Charter, the Audit Committee reviews annual and quarterly financial statements of the Company, selects and oversees the Company’s independent auditors and approves the scope of their work. The Audit Committee also reviews and discusses with management and the independent auditors significant accounting policies, reporting practices and internal controls and approves the annual internal audit plan. The Audit Committee has established procedures for reporting concerns about auditing or accounting practices to the Audit Committee on an anonymous, confidential basis at www.openboard.info/cpy. The Audit Committee also oversees management’s implementation and maintenance of effective systems of internal and disclosure controls and reviews and evaluates the Company’s investment policies and performance.

The Compensation Committee

The Compensation Committee is comprised of Turner White (Chairman), James Abel, Peter Feld, Michael Glazer and Michael Koeneke. The Board of Directors has determined that all of the members of the Compensation Committee are independent, as that term is defined in the rules of the New York Stock Exchange.

The Compensation Committee held five meetings during fiscal year 2008. Decisions of the committee are made after discussion of relevant facts and in accordance with the opinion of the majority of the committee. Primary actions taken in these meetings include the determination of 2007 incentive awards, 2008 executive compensation, 2008 director compensation awards of restricted stock and stock options and the evaluation of the performance of the Chief Executive Officer (“CEO”). The CEO participates in Compensation Committee meetings when requested. His involvement is generally to advise concerning incentive awards and executive compensation other than his own.

Meetings of the Compensation Committee are set by the Compensation Committee chairman in consultation with management and other members of the committee. Compensation Committee agendas are determined by the chairman of the committee. The Compensation Committee also served as the stock option committee under the Company’s Stock Option Plan as amended and restated and as the governing committee for the Restricted Stock Plan. The Compensation Committee now serves as the Committee charged with administration of the Omnibus Incentive Plan, which was approved at the 2008 annual meeting of stockholders.

The Compensation Committee is required to consist of no fewer than three members, all of whom meet the independence requirements of the New York Stock Exchange. The members of the Compensation Committee are appointed by the Board on the recommendation of the Nominating and Governance Committee and serve until their successors are appointed.

The Chairman of the Board generally attends Compensation Committee meetings in an advisory capacity. He is an active participant as the Compensation Committee considers the various decisions that it has to make, but it makes final decisions.

The Compensation Committee consults with the CEO for recommendations as to salary and incentive levels, but retains the authority to make any final decisions. The CEO’s recommendations include a detailed listing by individual of recommended salary and incentives based on internal performance reviews and consultation with appropriate management personnel. Executives are included in Compensation Committee meetings as invited and do not participate in executive sessions. The Compensation Committee delegates to the CEO the responsibilities of communicating and implementing decisions that are made by the Compensation Committee.

Outside consulting services are obtained on a project-by-project basis, including matters that concern compensation of members of the Board of Directors. During 2007 and 2008, the Compensation Committee retained an independent consultant, who provided outside consulting services to determine compensation for the Chairman of the

Board. The independent consultant was commissioned by the Committee and does not provide other services to the Company. Management does not retain a compensation consultant.

The Nominating and Governance Committee

The Nominating and Governance Committee is comprised of James Abel (Chairman), Peter Feld, Michael Koeneke, and Turner White. Under its Charter, the Nominating and Governance Committee is charged with nominating qualified members to serve on the Company’s Board of Directors, reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines and making recommendations for changes to the Guidelines as appropriate. The Nominating and Governance Committee also leads the annual Board and committee evaluation process. The Board of Directors has determined that all of the members of the Nominating and Governance Committee meet the independence requirements for companies listed on the New York Stock Exchange. The Nominating and Governance Committee met six times during fiscal year 2008.

The Executive Committee

The Executive Committee, comprised of Michael Koeneke, David Meyer and Turner White, was dissolved by the Board on September 22, 2008. The Executive Committee was authorized to carry out all the functions of the Board of Directors to the extent permitted under Delaware law. The Executive Committee did not meet during fiscal year 2008.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2008, no executive officer of the Company served on the Board of Directors or Compensation Committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2008, and no member of the Compensation Committee was formerly an officer of the Company.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis outlines our compensation philosophy, policy and practices as they relate to our named executive officers.

Compensation philosophy and goal

The Company’s compensation philosophy is based on two principles:

•	Exceptional individual and team performance should be recognized and rewarded (and thereby encouraged) at all levels of the organization.
•	Rewards should be tied to the creation of stockholder value and its underlying drivers.

The goal of the Company’s compensation programs is to promote the financial interests and growth of the Company by creating an incentive for designated officers and key employees of the Company to remain in the employ of the Company and to work to the best of their abilities for the achievement of the Company’s strategic growth objectives. Compensation packages are determined upon hire based on consideration of the Company’s strategic and financial goals, competitive forces, fairness, individual responsibilities and challenges and economic factors. This includes review of published compensation reports, as needed. Formal benchmarking is not used for management compensation purposes. Compensation packages are reviewed annually by the Compensation Committee.

Compensation Components and Related Policies

The Company’s Chief Executive Officer, the persons who served as Chief Financial Officer in fiscal year 2008 and the three other most highly compensated executive officers during the fiscal year are considered the “named executive officers” or “NEOs” for purposes of this discussion. For fiscal year 2008, the NEOs were:

Dr. Renato Cataldo, President and Chief Executive Officer

Mr. Dale Heins, Senior Vice President, Finance, Treasurer and, effective April 19, 2008, Chief Financial Officer

Mr. Gary Douglass, Executive Vice President, Finance, Chief Financial Officer and Treasurer, through April 18, 2008

Mr. Thomas Gallahue, Executive Vice President, Operations

Mr. Keith Laakko, Chief Marketing Officer

Ms. Jane Nelson, General Counsel and Corporate Secretary

The components of compensation described below and their relative weightings were selected because they are considered fair, competitive and in line with the Company’s compensation philosophy. Outside of employment agreements, benefits are provided on a Company-wide basis with selections of specific plans made based on management analysis of plans available in the marketplace (and Board of Director approval when needed) as well as the necessary elements to attract and retain employees. The stockholders are required to approve any stock plans. The compensation and benefit structure is considered appropriate for the Company’s size and industry.

Base Compensation

The Compensation Committee annually reviews compensation based on consideration of the Company’s strategic and financial goals, competitive forces, fairness, individual responsibilities and challenges and economic factors. This includes a review of published compensation reports, as needed. Base salaries for our named executive officers reflect each executive officer’s level of experience, responsibilities and expected future contributions to our success. We review base salaries on an annual basis, or as responsibilities change, and we consider factors such as individual and Company performance and the competitive environment in our industry in determining whether salary adjustments are warranted.

Base salaries for Messrs. Cataldo, Douglass, Gallahue and Laakko were increased by the Compensation Committee, effective February 26, 2008. Mr. Heins' base salary was increased to $235,000 when he was promoted to Chief Financial Officer on April 19, 2008. Ms. Nelson's base salary did not change in fiscal year 2008.

Incentive and Restricted Stock Compensation

The CPI Corp. Performance Plan is an annual incentive plan that is applied to a broad pool of employees including the NEOs. Under the Company’s performance plan, executives and other participants have the potential to earn significant supplemental compensation if pre-established, objective targets are met or exceeded. The performance plan is not exempt under section 162(m) of the Internal Revenue Code. The Board of Directors establishes the targets each year to provide performance awards designed to yield corresponding growth in stockholder value.

During fiscal 2008, all named executive officers participated in this plan. The Board establishes the formula(s) or other criteria for determining the amount of the annual plan payouts (Incentive Compensation Pool) for each fiscal year (Plan Year) based on the Company’s Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) or such other performance measurement(s) or criteria as the Board may establish in its sole discretion. Not later than ninety (90) days following the end of a Plan Year, the Board calculates the Incentive Compensation Pool for the Plan Year based on the formula(s) or criteria established by the Board for such Plan Year. Once the amount of the Incentive Compensation Pool for the Plan Year is calculated, participants are designated for that year and are awarded an annual bonus based on performance.

Performance expectations are established through the budgeting process and approved by the Board of Directors. Once the budget is final, EBITDA and/or other targets for the year are determined by the Board of Directors at levels deemed to be achievable but challenging. Participants and payouts are designated and awards made based on an assessment of individual and team contributions not later than ninety (90) days following the end of the Plan Year. In fiscal 2008, any payouts of $10,000 or more pursuant to the plan were weighted evenly between cash and restricted stock, allowing high-impact employees at multiple levels of the organization to participate in the long-term success of the Company through stock ownership. The plan provides that the incentive compensation payable to executive officers of the Company in any Plan Year shall not, in the aggregate, exceed thirty three and one-third percent (33 1/3%) of the established Incentive Compensation Pool. The restricted stock awarded to date for performance has a vesting period ending upon completion of the subsequent fiscal year, thus encouraging retention of key employees.

The Company did not meet pre-established EBITDA and sales targets for fiscal year 2008. Accordingly, bonus levels were limited to the minimum total available for the year, but covered recipients throughout the organization were rewarded for their individual and team contributions. These awards are distributed among employees at the discretion of the Compensation Committee. A substantial portion of the total was paid in restricted shares that will not vest until the end of fiscal year 2009.

Stock Option Plan

The Company previously had an amended and restated non-qualified stock option plan, under which certain officers and key employees received options to acquire shares of the Company’s common stock. All outstanding options vested in connection with the 2004 consent solicitation through which a majority of the Board of Directors was replaced (the “2004 Change of Control”). No options have been granted under that plan since the 2004 Change of Control. The Omnibus Incentive Plan which was approved at the 2008 Annual Meeting replaced this plan.

Omnibus Incentive Plan

The CPI Corp. Omnibus Incentive Plan (the "Plan") was approved by the stockholders July 17, 2008.  The Plan replaced the CPI Corp. Stock Option Plan and the CPI Corp. Restricted Stock Plan.  The Plan provides the Company with flexibility to award employees, directors and consultants of the Company (the "Service Providers") both short-term and long-term equity-based and cash incentives.  The purposes of the Plan are (i) to attract and retain highly competent persons; (ii) to provide incentives to Service Providers that align their interests with those of the Company's stockholders; and (iii) to promote the success of the business of the Company.  Awards under the Plan are granted by the Compensation Committee, provided that the Board shall be responsible for administering this Plan with respect to awards to non-employee directors.  The Compensation Committee has the authority, among other things, to (i) select the Service Providers to whom awards may be granted and the types of awards to be granted to each; (ii) to determine the number of shares to be covered by each award; (iii) to determine whether, to what extent, and under what circumstances an award may be settled in cash, common stock, other securities, or other awards; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (v) to make all other determinations and take all other action described in the Plan or as the Compensation Committee otherwise deems necessary or advisable.   Total shares of common stock approved for delivery pursuant to awards under the Plan are 800,000 shares. At May 9, 2009, 469,139 of these shares were available for future grant.

Types of awards authorized under the Plan include (i) stock options to purchase shares of common stock, including incentive stock options (“ISOs”) and non-qualified stock options, which will be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant; (ii) stock appreciation rights (“SARs”), which confer the right to receive an amount, settled in cash, common stock or other awards, equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SAR; (iii) restricted stock, which is common stock subject to restrictions on transferability and other restrictions, such as payment of respective taxes, with respect to which a participant has the voting rights of a stockholder during the period of restriction; (iv) restricted stock units, which are awards of a right to receive shares of the Company’s common stock and are subject to restrictions on transferability and other restrictions; such as payment of respective taxes, (v) performance awards, including performance shares or performance units, which are settled after an applicable performance period has ended to the extent to which corresponding performance and/or market goals have been achieved and (vi) other awards, including awards that are payable in shares of common stock or the value of which is based on the value of shares of common stock, and awards to be settled in cash or other property other than common stock.

In order to encourage a focus in long-term stockholder value creation, executives are awarded equity incentives. As shown in the “Grants of Plan-Based Awards in Fiscal Year 2008” table, the named executive officers were awarded stock options on August 14, 2008.

Supplemental Retirement Benefits

In December 2008, Mr. Douglass and Ms. Nelson amended their Employment Agreements to delete the provisions related to the supplemental retirement benefits under the Supplemental Retirement Plan (the “SERP”) in their agreements in exchange for negotiated cash payments of $400,000 and $375,000, respectively. Prior to these amendments, the employment agreements for Mr. Douglass and Ms. Nelson provided for supplemental retirement benefits up to 40% of the highest base salary from and after fiscal year 1997, not to exceed $150,000 annually, for twenty years. Supplemental retirement benefit payments were to commence on the later of (i) age 65 or (ii) the date of retirement.

Company-wide Benefits

Benefits such as profit sharing 401(k), medical and dental are available to executives under plans and policies that apply Company-wide. Management reviews the performance and cost of these plans on an annual basis and makes changes as necessary. For the profit sharing plan, the Board of Directors appoints a plan committee made up of executive officers. That committee is responsible for approving and making any necessary changes to the plan.

The Company has a defined benefit pension plan that applied Company-wide until April 1, 2004 (the “Retirement Plan”), when the Company implemented a freeze of future benefit accruals. Employees with at least ten years of service who attained age 50 as of April 1, 2004 were “grandfathered” and benefits continued to accrue for those grandfathered individuals until February 20, 2009, when such benefits were frozen. Certain employees, including Ms. Nelson, who met the minimum age and years of service to be grandfathered, were excluded from the “grandfathering provision” as a result of discrimination testing that required exclusion of certain highly compensated employees (“HCE”). A non-qualified plan was established to provide the equivalent benefits for certain HCE's, including Ms. Nelson.

Employment Agreements

Senior executives, including all of the named executive officers, are generally hired under employment agreements which establish base compensation and eligibility for annual performance-based awards, long-term equity awards, severance and other benefits. The agreements are used to document the employment terms, promote retention and provide for various covenants that protect the Company. The agreements are prepared based on a standard template that does not include special provisions for change of control. The Compensation Committee reviews and approves executive employment agreements before they are executed.

Upon his promotion to CFO on April 19, 2008, Dale Heins entered into an employment agreement that follows the standard template, as further described in the discussion following the executive compensation tables.

In connection with the Release and Settlement Agreement for Gary Douglass in December 2008, all provisions related to the SERP plan were eliminated.

In connection with entering into the Settlement and Release Agreement with Jane Nelson on December 31, 2008, her previous employment agreement terminated and she entered into a new employment agreement that uses the standard template discussed above.

Further descriptions of employment agreements are provided in the discussion following the executive compensation tables.

Termination Agreements

Upon termination of the employment of a key executive, the Company and executive generally enter into a separation or resignation agreement to clarify the terms of the separation. Gary Douglass, Executive Vice President and Chief Financial Officer, resigned in April 2008 without a separation agreement.

Tax and Accounting Implications

Named executives officers do not have any tax gross-up benefits in their employment agreements.

Equity awards are primarily in the form of restricted stock or stock options, for which the expensing of equity awards under FAS 123R has had little impact. New rules applicable to cash incentive compensation have also had little impact on the Company’s compensation decisions related to these awards.

Although the $1 million limitation on deductibility imposed by Section 162(m) has had limited application to compensation paid to the Company’s executives, the Compensation Committee intends to preserve full deductibility of executive compensation. Since each executive had compensation lower than the $1 million limitation in the last year, Section 162(m) was not applicable.

The Company’s policy is to meet all the requirements of Internal Revenue Code Section 409A.

The Omnibus Incentive Plan, approved by stockholders in 2008, was drafted to meet the requirements of Section 162(m) and 409A of the Internal Revenue Code.

Stock Ownership Guidelines

The Company does not have stock ownership guidelines pertaining to executive ownership of company stock or stock retention guidelines applicable to equity awards to executives. These are not considered necessary since awards upon hire and through the Omnibus Incentive Plan provide adequate ownership of Company stock to allow a vested interest in the success of the Company.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of CPI Corp., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference to this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended February 7, 2009.

THE CPI CORP. COMPENSATION COMMITTEE

Turner White, Chairman       James Abel      Peter Feld      Michael Glazer      Michael Koeneke

Summary Compensation Table

The following table sets forth the information required by SEC Regulation S-K Item 402 as to the compensation expense for fiscal years 2008, 2007 and 2006 for services rendered in all capacities, by the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)		Total ($)

Renato Cataldo
President and Chief Executive Officer (6)	2008	$484,135	$ -		$ 27,113	(7)	$ 23,666		$ 21,250	$ -	$ 2,879		$559,043
	2007	$385,000	$ -		$ 182,997	(8)	$ -		$ 35,000	$ -	$ 4,999		$607,996
	2006	$275,000	$ -		$ 180,657	(9)	$ -		$ 150,000	$ -	$ 6,833		$612,490
Dale Heins
Senior Vice President, Finance,	2008	$228,806	$ -		$ 13,556	(7)	$ 11,833		$ 17,500	$ -	$ 3,149		$274,844
Chief Financial Officer and Treasurer (10)	2007	$163,654	$ -		$ 90,247	(8)	$ -		$ 17,500	$ -	$ 4,265		$275,666
	2006	$150,000	$ -		$ 18,935	(9)	$ -		$ 40,000	$ -	$ 3,586		$212,521
Gary Douglass
Executive Vice President, Finance,	2008	$79,212	$ -		$ 23,242		$ -		$ -	$ -	$ 400,318	(11)	$502,772
Chief Financial Officer and Treasurer (10)	2007	$275,000	$ -		$ 200,496	(8)	$ -		$ 30,000	$ 15,717	$ 5,513		$526,729
	2006	$275,000	$ -		$ -	(9)	$ -		$ 100,000	$ 11,289	$ 3,151		$389,440
Thomas Gallahue
Executive Vice President, Operations	2008	$305,770	$ -		$ 23,242	(7)	$ 9,149		$ 17,500	$ -	$ 4,837		$360,498
	2007	$220,721	$ -		$ 29,933	(8)	$ -		$ 30,000	$ 638	$ 3,754		$285,046
	2006	$151,779	$100.000	(12)	$ 39,478	(13)	$ 71,280	(13)	$ 30,000	$ 477	$ 3,529		$396,543
Keith Laakko
Chief Marketing Officer	2008	$203,846	$ -		$ 25,490	(7)	$ 9,466		$ 15,000	$ -	$ 2,853		$256,655
	2007	$175,000	$ -		$ 34,951		$ -		$ 20,000	$ -	$ 4,729		$234,680
	2006	$175,000	$ -		$ 60,015		$ -		$ 25,000	$ -	$ 2,366		$262,381
Jane Nelson
General Counsel and Secretary of the Company	2008	$211,615	$ -		$ 15,484	(7)	$ 9,466		$ 15,000	$ -	$ 379,162	(11)	$630,727
	2007	$210,000	$ -		$ 50,113	(8)	$ -		$ 20,000	$ 63,821	$ 5,015		$348,949
	2006	$195,000	$ -		$ -	(9)	$ -		$ 25,000	$ 22,183	$ 6,011		$248,194

(1)

Stock awards issued under the CPI Performance Plan. See Note 13 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 7, 2009, for discussion of valuation methods related to stock awards. Dividends are earned on restricted stock not yet vested. Such dividends are included in All Other Compensation as they are earned. 2007 Stock Awards column also includes $100,718 awarded to Mr. Douglass, $50,336 awarded to Mr. Heins and $25,168 awarded to Ms. Nelson as a special bonus for their roles in the completion of the acquisition of assets from Portrait Corporation of America, Inc.

(2)

Under the CPI Corp. Omnibus Incentive Plan, the Company issued options to the NEOs in the third quarter of fiscal year 2008 as follows: Mr. Cataldo, 50,000; Mr. Gallahue, 17,500; Mr. Heins, 25,000; Mr. Laakko, 20,000; and Ms. Nelson, 20,000. These options vest in three equal increments on their anniversary dates, with the exception of Mr. Gallahue’s options, which vest 7,500 on the first anniversary date and 5,000 both on the second and third anniversary dates. The first increment vests on the first anniversary date and is exercisable when the common stock trades in excess of $25.00 for a minimum of 20 consecutive trading days, the second increment vests on the second anniversary date and is exercisable when the common stock trades in excess of $45.00 for a minimum of 20 consecutive trading days and the third increment vests on the third anniversary and is exercisable when the common stock trades in excess of $65.00 for a minimum of 20 consecutive trading days. If the target common stock price is met for a minimum of 20 consecutive trading days prior to the vesting schedule, the exercise dates would be the vesting schedule dates. See the “Outstanding Equity Awards at 2008 Fiscal Year End” table for exercise prices and expiration dates. Additional disclosure of these options, including valuation method, is included in Note 13 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 7, 2009.

(3)

Value of cash portion of performance bonus awarded under the CPI Corp. Omnibus Incentive Plan for the fiscal year listed in the table. Amounts are granted and paid in the fiscal year subsequent to the fiscal year for which the performance relates. The balance of the bonus was awarded in restricted stock and is reflected in the Stock Awards column.

(4)

Amounts relate to actuarial changes in pension values related to the pension plan and supplemental retirement plan. The table does not include negative values of $11,551, $520 and $795, in fiscal year 2008, 2007 and 2006, respectively, for Mr. Heins and $2,814, $2,692 and $74,495 in 2008 for Mr. Douglass, Mr. Gallahue and Ms. Nelson, respectively.

(5)  Detail of All Other Compensation follows.

Name	Year	Dividends Paid on Stock not yet vested ($)	Company 401 (k) Contribution ($)	Life Insurance Premiums ($)	Other ($)		Total ($)
Renato Cataldo	2008	$ 824	$ 1,363	$ 692	$ -		$ 2,879
	2007	$ 1,331	$ 2,494	$ 674	$ -		$ 4,499
	2006	$ 3,682	$ 2,087	$ 1,064	$ -		$ 6,833

Dale Heins	2008	$ 412	$ 1,363	$ 414	$ 960		$ 3,149
	2007	$ 531	$ 2,494	$ 280	$ 960		$ 4,265
	2006	$ 519	$ 2,087	$ 580	$ 400		$ 3,586

Gary Douglass	2008	$ -	$ -	$ 318	$ 400,000	(11)	$ 400,318
	2007	$ 1,239	$ 2,494	$ 1,380	$ 400		$ 5,513
	2006	$ -	$ 2,087	$ 1,064	$ -		$ 3,151

Thomas Gallahue	2008	$ 706	$ 1,363	$ 1,268	$ 1,500		$ 4,837
	2007	$ 266	$ 2,494	$ 994	$ -		$ 3,754
	2006	$ 649	$ 2,087	$ 793	$ -		$ 3,529

Keith Laakko	2008	$ 1,147	$ 1,363	$ 343	$ -		$ 2,853
	2007	$ 1,911	$ 2,494	$ 324	$ -		$ 4,729
	2006	$ 1,689	$ -	$ 677	$ -		$ 2,366

Jane Nelson	2008	$ 470	$ 1,363	$ 2,329	$ 375,000	(11)	$ 379,162
	2007	$ 310	$ 2,494	$ 2,211	$ -		$ 5,015
	2006	$ -	$ 2,087	$ 3,924	$ -		$ 6,011

(6)	Dr. Cataldo was appointed President and Chief Executive Officer on October 10, 2006.
(7)

The number of restricted shares awarded to named executive officers for fiscal year 2008 performance was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2008 ($7.14). The same formula was used for all other recipients of restricted shares pursuant to the Omnibus Incentive Plan. The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2008 performance. The awards were not made until completion of the year-end audit of the Company’s financial statements and allocation of the incentive pool determined upon completion of the audit, which occurred on April 27, 2009. The amounts in the table reflect the amount expensed under FAS 123R in fiscal year 2008.

(8)

The number of restricted shares awarded to the named executive officers for fiscal year 2007 performance was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2007 ($20.40). The same formula was used for all other recipients of restricted shares pursuant to the Performance Plan. The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2007 performance. The awards were made on March 5, 2008. The amounts in the table reflect the amount expensed under FAS 123R in fiscal year 2007.

(9)

The number of restricted shares awarded to named executive officers for fiscal year 2006 performance was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2006 ($54.12). The same formula was used for all other recipients of restricted shares pursuant to the Performance Plan. The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2006 performance. The awards were not made until completion of the year-end audit of the Company’s financial statements and allocation of the incentive pool determined upon completion of the audit which occurred on April 10, 2007. The amounts in the table reflect the amount expensed under FAS 123R in fiscal year 2006.

(10)	Mr. Douglass resigned as Chief Financial Officer on April 18, 2008, and was replaced as Chief Financial Officer by Mr. Heins, effective April 19, 2008.
(11)

Previous employment agreements for Mr. Douglass and Ms. Nelson provided for supplemental retirement benefits that vested at the rate of 10% for each year of service. Mr. Douglass and Ms. Nelson were fully vested in this plan, but negotiated cash payments of $400,000 and $375,000, respectively, to settle the Company’s liability with them under this plan in December 2008.

(12)	Mr. Gallahue entered into a retention agreement on January 12, 2006, which was amended on August 29, 2006 and October 26, 2006. Pursuant to his retention agreement, Mr. Gallahue received $100,000.
(13)

On June 7, 2006, the Board of Directors approved the vesting of Mr. Gallahue’s restricted stock despite his planned retirement, which would have resulted in forfeiture of unvested shares. As a result of this change, his restricted stock was revalued and expense of $15,818 was recognized in fiscal year 2006. Additionally, Mr. Gallahue had 15,046 vested options outstanding at the end of fiscal year 2005. In connection with his retention agreement, the term available to him to exercise his options was extended and accordingly the options outstanding were revalued and the Company recognized expense of $71,280. Mr. Gallahue subsequently agreed to resume full-time service for the Company effective February 4, 2007. Accordingly, his options are subject to the Stock Option Plan, which allows exercise up to the original expiration date in 2010 or three months after termination of employment, whichever occurs earlier. Additionally, Mr. Gallahue was awarded 1,352 shares with a value of $23,660 as a 2005 performance bonus which was expensed in fiscal year 2006.

Grants of Plan-Based Awards in Fiscal Year 2008

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Plan Name		Grant Date (1)	Threshold ($)	Target ($)(3)	Max ($)	Threshold (#)	Target (#)(3)		Max (#)
Renato Cataldo	Restricted Stock Plan	(4)	3/5/08	$ -	$ 35,000	$ -	-	1,716		-	$ 27,113
	Omnibus Incentive Plan		8/14/08	$ -	$ -	$ -	-	50,000		-	$ 179,501

Dale Heins	Restricted Stock Plan	(4)	3/5/08	$ -	$ 17,500	$ -	-	858		-	$ 13,556
	Omnibus Incentive Plan		8/14/08	$ -	$ -	$ -	-	25,000		-	$ 89,751

Gary Douglass	Restricted Stock Plan	(4)	3/5/08	$ -	$ 30,000	$ -	-	1,471	(5)	-	$ 23,242

Thomas Gallahue	Restricted Stock Plan	(4)	3/5/08	$ -	$ 30,000	$ -	-	1,471		-	$ 23,242
	Omnibus Incentive Plan		8/14/08	$ -	$ -	$ -	-	17,500		-	$ 64,505

Keith Laakko	Restricted Stock Plan	(4)	3/5/08	$ -	$ 20,000	$ -	-	980		-	$ 15,484
	Omnibus Incentive Plan		8/14/08	$ -	$ -	$ -	-	20,000		-	$ 71,801

Jane Nelson	Restricted Stock Plan	(4)	3/5/08	$ -	$ 20,000	$ -	-	980		-	$ 15,484
	Omnibus Incentive Plan		8/14/08	$ -	$ -	$ -	-	20,000		-	$ 71,801

(1)

Restricted stock plan grants were granted on March 5, 2008, and relate to 2007 service. Omnibus Incentive Plan grants were granted on August 14, 2008, and relate to stock options awarded pursuant to the Omnibus Incentive Plan. See footnote 2 to the “Summary Compensation Table” for a description of the vesting of stock options awarded pursuant to the Omnibus Incentive Plan.

(2)	Amounts are cash bonuses for 2007 performance awards under the CPI Corp. Performance Plan which were granted and paid in fiscal year 2008.

(3)

Under the Restricted Stock Plan, the portion of a participant’s incentive compensation award is calculated by dividing (1) that portion of the participant’s incentive compensation award payable in restricted shares for the fiscal year by (2) the fair market value of one share of common stock measured as of the last day of the fiscal year. The restricted shares are subject to restrictions on transferability, as well as vesting and forfeiture restrictions. Termination due to normal retirement (65 or older) results in automatic waiver of the uncompleted portion of restriction. The shares vest automatically upon a change of control. The stock options granted under the Omnibus Incentive Plan are described in footnote 2 under the Summary Compensation table set forth above.

(4)

Includes grants made in fiscal year 2008 only. Incentive plan grants in fiscal year 2008 relate to fiscal year 2007 service. All cash awards and restricted stock granted in fiscal year 2008 was paid or vested prior to fiscal year 2008 year-end. Amounts related to 2008 service were granted subsequent to the fiscal year-end and are not included in this table because such amounts are not allocated until after the fiscal year-end. Amounts related to fiscal year 2008 service that are expensed in fiscal year 2009 are included in the Summary Compensation Table above in the year earned, which includes cash awards, as indicated in the “Non-Equity Incentive Plan Compensation” column for fiscal year 2008 and restricted shares, as indicated in the “Stock Awards” column for fiscal year 2008.

(5)	Mr. Douglass forfeited his 1,471 restricted share awards as of April 18, 2008, when he resigned as Executive Vice President, Finance, Chief Financial Officer and Treasurer of the Company.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards (outstanding at year end)
Name	Number of Securities Underlying Unexercised Options Exercisable(#)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date
Renato Cataldo	-		50,000	$13.58	08/14/18
Dale Heins	-		25,000	$13.58	08/14/18
Gary Douglass	-		-	$ -	-
Thomas Gallahue	-		17,500	$13.58	08/14/18
	10,046	(2)	-	$12.96	10/21/10
	5,000	(2)	-	$17.00	04/15/10
Keith Laakko	-		20,000	$13.58	08/14/18
Jane Nelson	-		20,000	$13.58	08/14/18

(1)

With the exception of Mr. Gallahue, the stock options vest equally in three increments on the first three anniversary dates after the August 14, 2008 grant date. Mr. Gallahue’s options vest at 7,500 on the first anniversary date and 5,000 on each of the second and third anniversary dates. See footnote 2 to the “Summary Compensation Table” for further description of the vesting of stock options awarded pursuant to the Omnibus Incentive Plan.

(2)

Mr. Gallahue’s options were scheduled to expire on February 15, 2007, pursuant to his Retention Agreement. In fiscal year 2007 Mr. Gallahue agreed to continue his employment with the Company beyond his planned retirement. Accordingly, his options remain exercisable and will expire in accordance with the terms of the Stock Option Plan.

Stock Vested in Fiscal Year 2008

	Stock Awards
Name	Number of Shares Acquired Upon Vesting (#) (1)	Value Realized on Vesting ($)
Renato Cataldo	1,716	$ 12,252
Dale Heins	858	$ 6,126
Gary Douglass	-	$ -
Thomas Gallahue	1,471	$ 10,503
Keith Laakko	1,508	$ 10,767
Jane Nelson	980	$ 6,997

(1)	Shares represent restricted stock awarded as part of fiscal year 2007 bonuses, and, for Mr. Laakko, one fifth of shares awarded upon his joining the Company.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Renato Cataldo (1)	Retirement Plan	-	$ -	-
Dale Heins (2)	Retirement Plan	17	$ 39,079	-
Gary Douglass (2)	Retirement Plan	2	$ 23,013	-
Thomas Gallahue (2)	Retirement Plan	2	$ 24,799	-
Keith Laakko (1)	Retirement Plan	-	$ -	-
Jane Nelson (3)	Retirement Plan	16	$ 126,474	-

(1)	Years of actual service differ from the years of credited service because the plan was frozen in 2004 and these employees were not yet employed. See description of the retirement plan below.

(2)	Years of actual service differ from the years of credited service because the plan was frozen in 2004.

(3)	Employee is eligible for early retirement. See descriptions of the retirement plan and supplemental retirement plan below.

Retirement Plan

Effective April 1, 2004, the Company amended the Retirement Plan to implement a freeze of future benefit accruals, except for employees with at least ten years of service who attained age 50 as of April 1, 2004, who were “grandfathered” and whose benefits continued to accrue until February 20, 2009 when those benefits were frozen. Years of service after the date of the benefit freeze are recognized for determination of whether an employee attains five years of service for vesting purposes. Dr. Cataldo and Mr. Laakko joined the Company after the Retirement Plan benefits were frozen and, therefore, will receive no benefits under the Retirement Plan. Subject to satisfaction of vesting requirements, the remaining NEO’s are entitled to receive the benefits under the Retirement Plan as described in the Pension Benefits Table. Although Ms. Nelson met the service and vesting schedules to be grandfathered, she was excluded from the grandfathering provisions as a result of discrimination testing of highly compensated employees. Together with four other highly compensated employees who were excluded from the grandfathering provisions, commencing at age 65 she will receive the benefits of continued accruals under a non-qualified plan. The accrual of benefits under this non-qualified plan ceased on February 20, 2009 concurrent with the freezing of “grandfathered” benefit accruals under the Retirement Plan.

The Retirement Plan entitles a participant to a monthly retirement benefit upon retirement at or after age 65 equal to 1% of average monthly gross earnings (including base salary and bonus) from and after January 1, 1998, multiplied by the number of years of the participant's service. Until 2002, the maximum annual compensation recognized in computing benefits was $100,000. Commencing with 2002, the maximum annual compensation recognized in computing benefits increased to $200,000, subject to adjustment by the Internal Revenue Service for cost-of-living increases in future years.

In lieu of a monthly retirement benefit, a participant may elect to convert to a contingent annuitant option (which provides retirement benefits payable to the participant during his or her lifetime and to his or her beneficiary after the participant's death), or to an option for life annuity with a guaranteed number of monthly payments, payable first to the participant, with any remaining amounts payable to his or her beneficiary. Benefits are fully vested after five years of service. The Company periodically makes actuarially determined contributions to the Retirement Plan. No deductions are made for social security benefits.

The Retirement Plan provides for a reduced benefit for early retirement for employees age 55 or over with at least 15 years of service. The monthly early retirement benefit is equal to the accrued (earned) benefit at the time of retirement, reduced by 1/180 for each of the first 60 months and 1/360 for each of the next 60 months that the early retirement date precedes the normal retirement date. The named executive officer eligible for early retirement is Ms. Nelson.

Supplemental Retirement Plan

Prior to December 2008, Mr. Douglass and Ms. Nelson were entitled to benefits under the Supplemental Retirement Plan pursuant to their then-existing employment agreements. In 2008, Mr. Douglas and Ms. Nelson negotiated cash payments to settle the Company’s obligations to them under the SERP. Additional disclosure of the Retirement Plan and the Supplemental Retirement Plan are included in Note 14 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 7, 2009. Payments under the supplemental retirement plan would have commenced on the later of (i) age 65 or (ii) the date of retirement.

Potential Payments Upon Termination

See discussion of employment contracts and termination of employment that follow the Summary Compensation Table.

All calculations in this table are at the present value as of February 7, 2009, and are calculated at amounts as if the terminating event occurred on that date.

(1)	Mr. Douglass resigned as Chief Financial Officer as of April 18, 2008, and therefore, has no future payments.

(2)

Retirement is the voluntary or involuntary termination of employment except for death or permanent disability before attaining age 65. Employees who reach age 55 and have 15 years of service may elect early retirement benefits. Retirement benefits are payable monthly for life. Options to cover spouses are available for a reduced benefit. If an employee dies prior to retirement age, his or her spouse is entitled to 50% of his benefits at the employee’s retirement age. If an employee terminates prior to retirement age, he or she can apply for vested pension benefits once they reach retirement age.

(3)

Termination for cause is triggered by an act in bad faith and to the detriment of the Company, refusal or failure to act in substantial accordance with any written material direction or order of the Company, repeated unfitness or unavailability for service, disregard of the Company’s rules or policies after reasonable notice and opportunity to cure, conviction of a crime involving dishonesty, breach of trust or physical or emotional harm to any person, breach of the employment agreement or other contractual obligation to the Company. These benefits are paid in a lump sum at the time of termination.

(4)	Disability benefits for all NEO’s are under the same plan as all salaried employees.

Employment Contracts and Termination of Employment

The Company has employed the NEO’s under employment contracts that establish base compensation, bonus and other benefits available to employees. The terms of all NEO employment agreements are indefinite. The employment contracts provide that termination of employment of any of the NEO’s, other than for cause, requires the Company to make a lump sum payment equal to 100% of their base salaries at time of severance.

Upon promotion to Chief Financial Officer in April 2008, Dale Heins entered into an employment agreement.

Previously, Mr. Douglass and Ms. Nelson had employment agreements that provided for supplemental retirement and death benefits as described above in the Compensation Discussion and Analysis. In December 2008, Mr. Douglass and Ms. Nelson entered into agreements providing for cash settlements as satisfaction of the Company’s obligations related to the supplemental retirement and death benefits. Concurrently, Ms. Nelson entered into a new employment agreement that is in the form described in the first paragraph above.

The NEO’s are entitled to participate in other active benefits and plans available to other employees, including participation in the Company’s 401(k) plan, health care and disability coverage, life insurance and paid vacation. The NEO’s are subject to customary confidentiality, non-compete and insider obligations, which include an agreement not to be employed by or act as a consultant for any direct competitor of the Company.

Obligations applicable to the receipt of termination benefits

All NEO’s are subject to non-competition covenants for one year after termination of employment. In their employment agreements, all NEO’s acknowledge that any ideas, concepts, graphics, creative or other products of their work will be owned by the Company.

Director Compensation in Fiscal Year 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	All Other Compensation ($) (2)	Total ($)
David Meyer (3)	$ 24,000	$ 560,810	$ 16,439	$ 11,288	$ 612,537
James Abel	$ 55,500	$ 40,669	$ -	$ 1,236	$ 97,405
Peter Feld (4)	$ 24,000	$ 20,628	$ -	$ 214	$ 44,842
Michael Glazer (5)	$ 9,000	$ -	$ -	$ -	$ 9,000
Michael Koeneke	$ 54,000	$ 29,040	$ -	$ 882	$ 83,922
Turner White	$ 55,500	$ 34,855	$ -	$ 1,059	$ 91,414
Mark Mitchell (4)	$ 38,228	$ -	$ -	$ 588	$ 38,816

(1)

The Board of Directors maintains a CPI Corp. Non-Employee Directors Restricted Stock Policy (the "Policy") pursuant to the Omnibus Incentive Plan. Prior to the adoption of the Omnibus Incentive Plan, the Policy was pursuant to the CPI Corp. Restricted Stock Plan, as amended and restated as of April 14, 2005. The purpose of the Policy is to advance the interests of the Company and its stockholders by enabling the directors who are not employees of the Company to elect each year to receive shares of restricted common stock of the Company ("Restricted Shares") in lieu of up to 100%, but not less than 50%, of the annual retainer they receive as directors of the Company. Directors who chair committees of the Board may also elect to receive restricted shares in lieu of an annual retainer in cash for their service as committee chairmen.

Upon making a valid and timely election under the Policy, the non-employee director is awarded that number of restricted shares determined by dividing (1) one hundred twenty-five percent (125%) of that portion of the non-employee director's annual retainer for Board service and/or service as a committee chair for the fiscal year for which the election is being made by (2) the fair market value of one share of common stock as of the first day of the fiscal year. The restricted shares are not transferable and are subject to other restrictions until the last day of the applicable fiscal year.

Pursuant to the Policy, each of the directors elected to receive restricted shares in lieu of 100% of their $30,000 annual cash retainer for service on the Board in fiscal year 2008. Mr. Feld and Mr. Glazer elected to receive restricted shares in lieu of cash compensation for the prorated portion of the fiscal year they served as directors. Mr. Abel also elected to receive restricted shares in lieu of his annual cash retainers for serving as chairman of the Audit Committee ($6,000) and as chairman of the Nominating and Governance Committee ($6,000). Mr. White elected to receive Restricted Shares in lieu of his annual cash retainer for serving as Chairman of the Compensation Committee ($6,000). In lieu of cash compensation for their retainers, Messrs. Koeneke and Meyer both received 1,838 restricted shares and Messrs. Abel, White, Glazer and Feld received 2,574, 2,206, 2,403 and 1,336 restricted shares, respectively. The stock awards to Mr. Meyer reported in this table include his compensation for service as Chairman of the Board in fiscal year 2007, his annual retainer for Board service in 2008 and his compensation for service as Chairman of the Board in fiscal year 2008 pursuant to the Chairman’s Agreement described below.

        (2)    Other compensation represents dividends earned on restricted stock awards prior to vesting.

(3)

The stock awards to Mr. Meyer reported in this table include his compensation for service as Chairman of the Board in fiscal year 2007, his annual retainer for Board service in 2008 and his compensation for service as Chairman of the Board in fiscal year 2008 pursuant to the Chairman’s Agreement. Effective September 22, 2008, Mr. Meyer entered into a Chairman’s Agreement with the Company. This agreement provides compensation to Mr. Meyer for his services related to his role as Chairman of the Board of Directors.

Under the Chairman’s Agreement, Mr. Meyer receives an annual retainer of $200,000, payable in shares of common stock of the Company.  In fiscal year 2008, $150,000 of common shares was paid upon execution of the agreement with $100,000 of those shares being vested on that date. The remaining $50,000 of shares vested on November 7, 2008. The final installment of $50,000 for fiscal year 2008 was awarded on the first trading day of the fourth quarter of fiscal year 2008, and vested on February 7, 2009. Future retainer payments will be paid in four equal installments of $50,000 of restricted shares on first trading day of each quarter and such shares will vest on the last day of the quarter in which the relevant award is made.

In addition, Mr. Meyer receives an annual performance bonus for each fiscal year during the term of the agreement in an amount up to 0.67% of the Company’s Adjusted EBITDA as reported in the applicable earnings release of the Company for such fiscal year (the “full award”).  The award is segregated into five increments equal to 20% of the full award and each increment is associated with a specific goal. Upon achievement of a specific goal, Mr. Meyer will receive that increment. Payment of this bonus is to be made within 90 days of the fiscal year end in the form of shares of the Company’s common stock which will be fully vested when awarded.

Mr. Meyer was also awarded a one time grant of 60,000 share options under the Chairman’s Agreement. Of these options, 30,000 vested on February 7, 2009, and are exercisable when three market conditions are met. The first 10,000 increment is exercisable when the common stock trades in excess of $25.00 for a minimum of 20 consecutive trading days, the second 10,000 increment is exercisable when the common stock trades in excess of $45.00 for a minimum of 20 consecutive trading days and the third 10,000 increment is exercisable when the common stock trades in excess of $65.00 for a minimum of 20 consecutive trading days. The remaining 30,000 shares vest on February 6, 2010, and are exercisable in two equal increments when the $45.00 and $65.00 market conditions noted above are met. If the target common stock price is met for a minimum of 20 consecutive trading days prior to the vesting schedule noted above, the exercise dates would be the vesting schedule dates. These stock options expire on September 22, 2013. Additional disclosure of the these options is included in Note 13 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 7, 2009.

The Compensation Committee will periodically review, adjust and mutually agree on the specific goals and guidelines for Mr. Meyer’s position as Chairman.

Additionally, on May 29, 2008, Mr. Meyer was awarded an additional 14,706 shares for his service during fiscal year 2007. On September 22, 2008, and November 12, 2008, Mr. Meyer was awarded 12,285 and 8,636 shares, respectively, for his service during fiscal year 2008, pursuant to the Chairman’s Agreement. The value of these shares included in the table above is $200,000.

(4)	Mr. Mitchell did not stand for reelection at the Annual Meeting of Stockholders in July 2008, and was replaced by Mr. Feld at that time.
(5)

Mr. Glazer was elected to the Board of Directors in November 2008. On February 25, 2009, Mr. Glazer was granted 2,403 shares of restricted stock related to fiscal year 2008 service, pursuant to the election he made upon joining the Board. This expense was recognized in fiscal year 2009 and therefore is not included in the table above.

Each of the Company's directors received a $30,000 retainer for service on the Board in fiscal year 2008. In addition, for fiscal year 2008, Mr. Abel received a payment of $6,000 for his service as chairman of the Audit Committee and $6,000 for his service as chairman of the Nominating and Governance Committee, and Mr. White received an additional payment of $6,000 for service as Chairman of the Compensation Committee. As described in footnote 1 to the "Director Compensation in Fiscal Year 2008" table above, each of the directors elected to receive restricted shares in lieu of 100% of their director retainers for fiscal year 2008 pursuant to the Company's Non-Employee Directors Restricted Stock Policy. The Company also reimburses directors for expenses incurred in connection with attending Board and committee meetings and pays each director $1,500 for each Board and Committee meeting attended. As of the end of fiscal year 2008, no directors held shares of unvested restricted stock and the only director holding stock options was David Meyer, whose 60,000 options are described in footnote 3 to the "Director Compensation in Fiscal Year 2008" table above.

Audit Committee Report

To Our Stockholders:

In performing our duties, the Audit Committee has:

1.

reviewed and discussed with the Company’s management and KPMG LLP (“KPMG”), the Company’s independent registered accounting firm, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the fiscal year ended February 7, 2009, as well as quarterly financial statements, all prior to their issuance;

2.

discussed with KPMG, all matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” which supersedes Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended;

3.	received from KPMG written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as modified or supplemented;
4.	discussed with KPMG its independence from the Company;
5.	conducted its meetings allowing for executive sessions with KPMG and with the Company’s internal auditors, in each case without the presence of the Company’s management; and
6.

received periodic updates from the Company’s internal auditors regarding their test work with respect to internal controls over financial reporting and reviewed with management and the independent auditor, management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

Among other things, the Audit Committee also oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics, conflicts of interest and the Company’s internal audit process.

Based on the review and discussions described in 1 through 6 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2008 for filing with the Securities and Exchange Commission.

Further, the Audit Committee has appointed KPMG to audit the books of the Company for the fiscal year ending February 6, 2010, and we recommend that you ratify that appointment.

THE CPI CORP. AUDIT COMMITTEE

James Abel, Chairman        Michael Koeneke     Turner White

Fees Paid to Independent Registered Public Accounting Firm

Set forth below is a summary of fees for professional services by our independent registered public accounting firm, KPMG LLP (“KPMG”), in fiscal years 2008 and 2007.

	Fiscal 2008	Fiscal 2007

Audit Fees	$ 923,293	$ 705,655
Audit-Related Fees	38,700	-
Tax Fees	-	-
All Other Fees	-	-

Total	$ 967,993	$ 705,655

Audit Fees

In fiscal years 2008 and 2007, the Company was billed approximately $923,293 and $705,655, respectively, for KPMG's audit of the Company’s annual financial statements and review of financial statements included in the Company’s interim reports on Form 10-Q. The Company expects to receive additional bills in connection with the 2008 annual audit in connection with financial reporting.

Audit-Related Fees

In fiscal year 2008, the Company was billed $38,700 for audit-related services provided by KPMG. Such services include work related to the purchase of the assets of Portrait Corporation of America and assistance with a response to a comment letter from the Securities and Exchange Commission. No audit-related services were billed by KPMG in fiscal year 2007.

Tax Fees

No tax services were provided by KPMG during fiscal year 2008 or 2007.

All Other Fees

The Company did not receive any services from KPMG other than those described above in either of the last two fiscal years.

Procedure for Approval of Non-Audit Services

The Audit Committee has authorized the Chairman of the Audit Committee to pre-approve KPMG’s performance of non-audit services, provided that the Chairman reports any such pre-approval to the full Audit Committee at the next scheduled meeting. Upon receipt of any request for pre-approval of non-audit services from management, the Chairman may accept or reject the request or submit the request to the entire Audit Committee for consideration. The Audit Committee approved all of the fees paid to KPMG for fiscal year 2008.

Ratification of Appointment of Independent Registered Public Accounting Firm

(Proposal 2)

The Audit Committee has selected KPMG, an independent registered public accounting firm, to audit the books of the Company and its subsidiaries for its current fiscal year ending February 6, 2010 (“fiscal year 2009”). Although the appointment of independent registered public accounting firms is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification. If a majority of the stockholders voting do not ratify the appointment, the Audit Committee will reconsider the appointment. A representative of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to answer questions any stockholder may have.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of

KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment. Proxies for shares marked “Abstain” will be considered to be represented, but not voted. Shares registered in the name of brokers or other “street name” nominees will also be considered represented at the meeting for purposes of a quorum but will be considered voted only if actually voted on Item No. 2.

Other Information

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the meeting for any purpose germane to the meeting. For ten days prior to the Annual Meeting, this stockholder list will also be available for inspection by stockholders at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri 63103-1717, during regular business hours.

Some banks, brokers, and other nominee record holders may be participating in the practice of “house holding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Stockholders Meeting and Proxy Statement and the 2008 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to the Corporate Secretary, we will provide a separate copy of the 2008 Annual Report or Notice of Annual Stockholders’ Meeting and Proxy Statement.

The Company’s 2008 Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about _____, 2009, to stockholders of record as of May 9, 2009.

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY, JANE NELSON, UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON AVENUE, ST. LOUIS, MISSOURI 63103-1717.

By Order of the Board of Directors,

Jane E. Nelson

Secretary and General Counsel

Dated: _____, 2009

Preliminary Proxy

CPI CORP.

THERE ARE THREE WAYS TO VOTE: BY INTERNET, TELEPHONE OR MAIL

Internet and telephone voting is available 24 hours a day, 7 days a week through

11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

	INTERNET		TELEPHONE		MAIL

	www.cesvote.com		1-888-693-8683

•	Go to the website listed above.	•	Use any touch-tone telephone.	•	Mark, sign and date your WHITE PROXY CARD.

•	Have your WHITE PROXY CARD ready.	•	Have your WHITE PROXY CARD ready.	•	Detach your WHITE PROXY CARD.

•	Follow the simple instructions that appear on your computer screen.	•	Follow the simple recorded instructions.	•	Return your WHITE PROXY CARD in the postage-paid envelope provided.

Please Vote, Sign, Date and Return Promptly in the

Enclosed Postage-Paid Envelope

(continued from other side)

DETACH PROXY CARD HERE TO VOTE BY MAIL

The Board of Directors recommends a vote FOR all the nominees and FOR Proposal 2.

				FOR	AGAINST	ABSTAIN
PROPOSAL 1—Election of Director Nominees: James J. Abel, Paul Finkelstein, Michael Glazer, Michael Koeneke, David Meyer, and Turner White.			2. Ratification of appointment of KPMG LLP as the Company’s Independent Registered Public	☐	☐	☐
Accounting Firm.
FOR all nominees listed below (except as marked to the contrary below)	AGAINST with respect to all nominees listed below	FOR ALL, WITH EXCEPTIONS

In their discretion, the Proxies are authorized to vote upon such other business as
☐	☐	☐	may properly come before the Annual Meeting
or any adjournment or postponement thereof.
INSTRUCTIONS: To vote against any individual nominee(s) mark the "FOR ALL, WITH EXCEPTIONS" box and write the number of the excepted nominee(s) in the space below

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated:	, 2009

Signature:

Title or Authority:

Signature (if held jointly):

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY.

This Proxy Solicited on Behalf of the Board of Directors of CPI Corp.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Common Stock of CPI Corp.

for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE PROXY STATEMENT

AND VOTE TODAY IN ONE OF THREE WAYS

(See reverse side for instructions)

WHITE PROXY CARD

CPI Corp.

2009 Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned, revoking all previous proxies, hereby appoints David Meyer and James Abel or either of them as Proxy or Proxies of the undersigned, each with the power to appoint his substitute, to vote, as designated on the reverse side, all of the shares of Common Stock of CPI Corp. (the “Company”) held of record by the undersigned on May 9, 2009, at the Annual Meeting of Stockholders to be held at 9:00 a.m., central daylight time on July 8, 2009, at CPI Corp., 1706 Washington Avenue, St. Louis, Missouri, 63103, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED, AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ON THE REVERSE SIDE; FOR THE RATIFICATION OF THE APPPOINTMENT OF KPMG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)